STONEWOOD VILLAGE
FULTON COUNTY, GEORGIA
STONEWOOD PARTNERS, LLC
as Landlord
DOVER SADDLERY, INC. D/B/A DOVER SADDLERY
as Tenant
LEASE AND AGREEMENT
STONEWOOD VILLAGE SHOPPING CENTER
ALPHARETTA, GEORGIA
STORE # ____________
Dated: December ____________, 2007

STONEWOOD VILLAGE
LEASE
      THIS LEASE is made as of the ___ day of December, 2007, by and between STONEWOOD PARTNERS, LLC, a Georgia limited liability company whose address is 3801 Parian Ridge Rd, N.W., ATLANTA, GEORGIA 30327 (hereinafter referred to as “Landlord”) and DOVER SADDLERY RETAIL, INC. D/B/A DOVER SADDLERY, a Massachusetts corporation, with its address at 525 Great Road, Littleton, Massachusetts 01460 (hereinafter referred to as “Tenant”).
SECTION 1
DEFINITIONS
     1.1 Shopping Center. The term “Shopping Center” or the “Center” means all that certain land and all buildings, improvements, equipment and facilities erected thereon, located at Highway 9 and Cogburn Road, in Fulton County, Alpharetta, Georgia 30004, as more particularly described in the legal description of Exhibit “A” attached hereto and by this reference made a part hereof, as same may be altered, expanded or reduced from time to time, subject to the provisions hereof.
     1.2 Common Areas. The term “Common Areas” means those areas, facilities, utilities, improvements, equipment and installations in the Shopping Center which are from time to time designated by Landlord for the nonexclusive use or benefit of Landlord and tenants of the Shopping Center, their employees, agents, customers, licensees and invitees. Landlord hereby grants to Tenant: (i) the non-exclusive right to use, in common with other tenants and occupants of the Shopping Center, their subtenants, licensees and invitees, the Common Areas, including but not limited to parking areas, roads, streets, drives, cart corrals, truck and delivery passages and areas, customer loading zones, landscaped and planted areas, service areas, shared trash enclosures and facilities, parking lot lighting, exterior ramps, entrances to and exits from the Shopping Center, sidewalks, pylon or monument sign structures, and shared utility facilities now or hereafter made available or maintained by Landlord in the Shopping Center and (ii) all easements or other rights under any instrument creating covenants, conditions, easements, restrictions or other rights with respect to any portion of the Shopping Center.
SECTION 2
DEMISE OF PREMISES AND TERM
     2.1 (a) Premises. Landlord hereby leases and demises to Tenant those certain premises slant-hatched in red on the site plan (“Site Plan”) attached hereto as Exhibit “A-1” and by this reference made a part hereof, which premises contains approximately ten thousand (10,000) square feet of floor area with dimensions of approximately 60 feet in width and approximately 171.3 feet in depth (hereinafter referred to as the “Premises”) in the Shopping Center together with the nonexclusive right to use the Common Areas subject to such rules and regulations attached hereto as Exhibit “B” and incorporated herein.
          (b) Remeasurement. Tenant shall have the right to measure the Premises and to inspect the Premises within ninety (90) days of Landlord’s delivery of possession of the Premises, in order to ensure that the “as built” leasable square feet of the Premises differs from the floor area of the Premises set forth in the Lease. A common factor will not be added to the leaseable square footage when determining such square footage. The leasable square footage of the Premises shall be calculated by measuring to the mid-point of demising walls and to the outside of exterior walls with no deductions for columns or chases within the Premises. In the event that the square footage of the Premises, as determined by Tenant’s licensed architect or space planner shall be more or less than the square footage specified in Section 2.1 (a) hereof, then Tenant shall provide Landlord with written notice of such dispute within ten (10) days of the date of Tenant’s architect’s or space planner’s measurement. If the dispute over the leaseable square footage is not resolved by the parties within thirty (30) days of such written notice then the parties shall submit the issue for binding arbitration with a mutually acceptable, independent architect. In the event that the square footage of the Premises is less than ten thousand (10,000) square feet then the square footage of the Premises as specified in this Lease shall be adjusted to reflect the actual size of the Premises, otherwise there shall be no adjustment. In accordance with the preceding sentence, the Minimum Rent and as a result the Tenant’s proportionate share specified herein, Landlord’s Cash Allowance specified in Exhibit E hereof, and any other calculation based upon the floor area of the Premises shall be adjusted based upon such actual size of the Premises as measured and the per square foot rental rate provided herein but in no event shall Minimum Rent increase per the adjusted actual size..
     2.2 (a) Commencement and Expiration Dates of Term. The term of this Lease (herein “Term”) and Tenant’s obligation to pay Minimum Rent, additional rent and any charges hereunder shall commence the earlier of: (i) the date Tenant opens for business in the Premises, or (ii) ninety (90) days following Landlord’s Delivery Date (as hereinafter defined) of the Premises to Tenant (the “Commencement Date”). Notwithstanding anything to the contrary set forth herein, in no event shall the Commencement Date be deemed to occur until the parking areas of the Shopping Center shall be in good condition, properly lighted, properly paved and line painted and with curbs, curb cuts and roadways of the Shopping Center, as designated on Exhibit A-1 in good repair and properly marked. In addition, notwithstanding anything to the contrary set forth herein, in no event shall Tenant be required to accept possession of the Premises nor shall Landlord’s Delivery Date be deemed to occur until Tenant has obtained any and all permits necessary for Tenant to commence performance of Tenant’s Work in the Premises. Tenant agrees that Tenant shall use due diligence to apply for all such permits within ten (10) days of Landlord’s approval of Tenant’s Plans (as defined in Section 2.3(b) hereof) and Tenant shall thereafter utilize its commercially reasonable efforts to obtain such permits as expeditiously as possible. The Term shall end, unless sooner terminated as hereinafter provided, on the last day of the ten (10) consecutive Lease Years following the Commencement Date. As used in this Lease, “Term,” “Lease Term,” and “Term of this Lease” include the Renewal Periods of the Term of the Lease.
          (b) Lease Year. The first lease year shall commence on the Commencement Date as defined in Section 2.2(a) hereof and end on the January 31st following twelve (12) consecutive full calendar months (“First Lease Year”). Landlord and Tenant acknowledge the First Lease Year shall be more than twelve (12) calendar months. Each subsequent lease year shall commence on February 1st and end on the following January 31st (herein “Lease Year”).
          (c) Renewal Periods. Provided Tenant shall not then be in default under this Lease beyond applicable grace periods, Tenant shall have the option to extend the Term hereof for two (2) additional periods of five (5) years each (the “Renewal Periods”), upon the same terms and conditions as set forth in the Lease, taking into account increases in Minimum Rent set forth in this paragraph. Tenant may exercise a Renewal Period by notifying Landlord in writing not less than one hundred eighty (180) days prior to the expiration of the Term. In the event that Tenant shall fail to notify Landlord in writing within such one hundred eighty (180) period, the Renewal Period shall be deemed to have been waived and shall be null and void, and Tenant shall have no further right or privilege to exercise any such Renewal Period.

Lease Years	Rent Per Sq. Foot	Annual Minimum Rent	Monthly Minimum Rent

11-15	$19.97	$199,650.00	$16,637.50
16-20	$21.96	$219,615.00	$18,301.25
     Based upon a floor area of Premises of 10,000 square feet
     2.3 Acceptance of Premises by Tenant.
          (a) Except for Landlord’s Work and any delivery requirements specifically provided herein, Tenant agrees to otherwise accept possession of the Premises in an “as is” condition as tendered by Landlord. Tenant agrees that no representations with respect to the conditions of the Premises and no promises to decorate, alter, repair or improve the Premises have been made by Landlord, except as may be otherwise expressly set forth in this Lease and/or on Exhibit “D” hereto.
          (b) Landlord’s Delivery Date. Landlord shall construct the Premises in accordance with Landlord’s scope of work, specifications and conditions entitled “Stonewood Village — Landlord’s Work” annexed hereto and made a part hereof as Exhibit “D” (“Landlord’s Work”). Landlord shall perform all Landlord’s Work as identified on Exhibit “D” at Landlord’s sole cost and expense prior to delivery of possession of the Premises to Tenant. Landlord and Tenant hereby agree that in the event of an ambiguity between this Lease and Exhibit “D” attached hereto, Exhibit “D” shall supercede and take precedence over such ambiguity. Notwithstanding any provision contained within this Lease to the contrary, Landlord and Tenant represent, covenant and agree that “Landlord’s Delivery Date” shall not be deemed to occur unless and provided that at the time of delivery of possession of the Premises to Tenant, the Premises shall be:
(i) constructed with Landlord’s Work substantially completed;
(ii) vacant, free of occupants, fixtures and merchandise and broom clean;
(ii) free of mold and Hazardous Materials (as defined in Section 14.30 hereof) including but not limited to asbestos containing materials;
(iii) the plumbing, electrical, and all other necessary utility services shall be brought up to the Premises, including the hook-up and energizing of all utilities, and that the plumbing, electrical, heating and air conditioning systems will all be in good working order;
(iv) the roof of the Building will be in good repair and free of all leaks;
(v) Landlord shall provide Tenant with no less than thirty (30) days prior written notice that the Premises is available and delivery of possession, as provided herein has been made to Tenant.
     (c) Outside Delivery Date. Landlord represents, covenants and agrees that Landlord shall use due diligence and commercially reasonable efforts so that Landlord’s Delivery Date shall occur and be satisfied prior to July 1, 2008 (the “Estimated Turnover Date”). If Landlord nonetheless fails to deliver possession of the Premises to Tenant by August 1, 2008 for reasons other than casualty or force majeure, then notwithstanding any contrary Lease provision, Tenant shall receive a two (2) day for one (1) day Minimum Rent abatement for each day Landlord delays said delivery beyond the Estimated Turnover Date. In the event Landlord fails to deliver possession of the Premises to Tenant by February 1, 2009 (regardless of such delay being caused by a casualty or force majeure event), then Tenant shall have the right following such date to terminate this Lease by providing thirty (30) days written notice to Landlord and if said notice shall be provided then this Lease shall terminate as provided in said notice and neither party shall be further obligated hereunder; provided, however, Landlord may void Tenant’s termination by achieving Landlord’s Delivery Date prior to the expiration of such thirty (30) day notice period.
     2.4 Conditions Precedent.
     (a) Landlord represents, covenants and agrees that Landlord shall comply with the following provisions (i) through (iv) (herein referred to as “Conditions”) within thirty (30) days of the Effective Date (as defined in Section 14.22 hereof) as a condition of this Lease:
          (i) Landlord shall deliver to Tenant a copy of its most recent title insurance policy covering the Shopping Center (the “Title Report”) together with legible copies of all documents listed as exceptions in the Title Report;
          (ii) Landlord shall deliver to Tenant a copy of the Phase I environmental assessment of the Shopping Center which it obtained upon acquisition of the property (the “Environmental Report”).

Landlord shall, at Landlord’s sole cost and expense, remove any Hazardous Substances within the Shopping Center identified in the Environmental Report and which are objectionable to Tenant prior to delivery of possession of the Premises to Tenant;
          (iii) Landlord shall deliver to Tenant a Subordination, Nondisturbance and Attornment Agreement in recordable form as provided in Exhibit “G” attached hereto, executed by the holders of any deeds of trust, liens, encumbrances or mortgages upon or affecting the Shopping Center, or any part thereof, which is prior or superior to the rights of Tenant herein;
          (iv) if Landlord is a corporation, limited liability company, partnership or trust, Landlord shall furnish Tenant prior to the execution hereof evidence of: (a) the legal existence of the entity or trust, and (b) the authority of the officer, member, manager, partner or trustee to bind the entity or trust as contemplated herein.
     (b) Contingency Notice Notwithstanding any provision contained herein to the contrary, within fifteen (15) days following receipt of the documents provided in paragraph 2.4 (a) (i) through (iv) hereof Tenant shall notify Landlord by written notice whether the Conditions as set forth in (i) through (iv) above are satisfied, unsatisfied, or waived (the “Contingency Notice”). In the event Tenant fails to deliver the Contingency Notice as required herein, the Conditions shall be deemed to be satisfied.
     2.4 Tenant’s Opening and Operation.
     (a) Tenant agrees following its receipt of its use and occupancy permit which Tenant agrees to use due diligence to obtain, to open the Premises for business on the Commencement Date, fully fixtured, stocked and staffed. Anything contained in this Lease, express or implied, to the contrary notwithstanding, it is agreed that following the first thirty-six (36) months of the Term of the Lease (herein “Operating Period”) Tenant shall be under no duty or obligation thereafter, either express or implied, to continuously conduct, its business in the Premises. Further, Tenant’s failure following the Operating Period to continuously conduct its business in the Premises, shall not, in any way, be deemed an event of default under this Lease, nor shall such a failure otherwise entitle Landlord to commence or to maintain any action, suit, or proceeding, whether at law or in equity, relating in any way to Tenant’s failure to continuously conduct its business in the Premises, provided that Tenant shall otherwise perform and obey the other covenants and agreements contained in this Lease on the part of Tenant to be performed, including the payment of all Minimum Rent and other charges due hereunder.
     (b) In the event Tenant shall cease to operate its business in the Premises for more than ninety (90) consecutive days, Landlord shall have the right, at any time thereafter, for as long as Tenant’s cessation to operate is still in effect, to terminate this Lease by giving Tenant Thirty (30) days’ written notice of such election, and this Lease shall terminate Thirty (30) days after receipt by Tenant of Landlord’s written notice unless Tenant has reopened the Premises for business during such Thirty (30) day period. For the purpose of this paragraph, Tenant shall not be deemed to have ceased operating its business in the Premises if Tenant is closed temporarily for remodeling or due to any force majeure, fire or casualty, or if Tenant is closed due to strike, lockout, inability to obtain merchandise or any other cause beyond the reasonable control of Tenant.
     2.5 Tenant Estoppel Certificate. The parties agree that promptly upon the establishment of the Commencement Date, they will execute a stipulation acknowledging said date, the expiration of the Term date, and other relevant Lease data which shall be attached to this Lease and made a part hereof. In addition, at any time during the Term hereof, within fifteen (15) days after written request by either Landlord or Tenant, the non-requesting party shall execute, acknowledge and deliver to the other a certificate stating that this Lease is in full force and effect and has not been modified, supplemented or amended in any way, except as indicated in such certificate; that all conditions and agreements hereunder to be performed by Landlord have been satisfied or performed, except as set forth in said certificate; that Tenant is not in default in the payment of rent or any of the other obligations required of Tenant hereunder; that Tenant has paid Minimum Rent, Percentage Rent and any Additional Rent set forth hereunder as of the date set forth in the certificate; and such other statements as Landlord may reasonably request.

SECTION 3
RENT
     3.1 Minimum Rent. Commencing on the Commencement Date and subject to the provisions of this Lease, Tenant shall pay to Landlord the following sums, without demand, deduction or set off, except as otherwise specifically provided herein, as Minimum Rent in advance on the first day of each month during each Lease Year:
SEE EXHIBIT “E” FOR MINIMUM RENT
     Minimum Rent for any partial calendar month during the Term hereof shall be prorated on a per diem basis.
     3.2 Percentage Rent. Landlord and Tenant hereby acknowledge and agree that Tenant shall have no obligation to pay Landlord Percentage Rent or a percentage of sale as percentage rent hereunder nor shall Tenant have the obligation to report its sales to Landlord unless specifically provided hereunder.
     3.3 Operating Costs, (a) Subject to the requirements of governmental authorities having jurisdiction over the Shopping Center, Landlord agrees to provide and maintain during the Term of this Lease, in reasonably good condition the Common Areas of the Shopping Center as shown on the Site Plan attached as Exhibit “A-1” hereto. Landlord shall maintain and repair the Common Area in a reasonably good manner including sweeping, striping, cleaning and repairing the parking area, maintaining any Shopping Center monument or pylon sign structure, removal of Common Area trash and garbage, lighting the Common Area and maintaining landscaping. All of the aforesaid obligations of Landlord shall be performed in accordance with good and accepted shopping center practices throughout the Term, Landlord recognizing that the Common Areas must be available, in good order and condition, to serve Tenant’s customers, employees and vendors. Landlord shall comply with all governmental laws and regulations now in force or which may hereafter be in force, affecting the Common Area and shall indemnify Tenant against any liability arising from Landlord’s failure to so comply. From the Commencement Date, and subject to the provisions hereof, Tenant shall pay to Landlord, as additional rent, Tenant’s proportionate share of all costs incurred by Landlord in maintaining, repairing, operating and insuring the portions of the Shopping Center which are the responsibility of Landlord hereunder, hereinafter called “Operating Costs,” including, without limitation, the total costs of operating, repairing, lighting, cleaning, maintaining, painting, securing, managing and insuring (including liability insurance for personal injury, wrongful arrest or detainer, death and property damage; insurance and extended coverage against fire, theft, flood or other casualty; rent insurance; Worker’s Compensation insurance; fidelity bonds for personnel; and plate glass insurance) the Shopping Center and paying all taxes, public charges and assessments of whatsoever nature directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Shopping Center and the rents therefrom, including but not limited to all real property taxes, rates, duties and assessments, local improvement taxes, import charges or levies, whether general or special, that are levied, charged or assessed against the Shopping Center by any lawful taxing authority whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes thereon); plus an administrative cost (herein “Administrative Fee”) not to exceed ten (10%) percent of Operating Costs excluding on such administrative cost calculation taxes and assessments of any kind.
     (b) Operating Costs Exclusions. In addition to any exclusions provided in this Lease, the following shall not be included in Operating Costs charges to Tenant:
(A) any dues, charges or promotional or advertising expenses for a merchants’ or other association of the tenants in the Shopping Center;
(B) maintenance, repairs or replacements (1) necessitated by the negligent or wrongful act of Landlord or any other tenant, made to correct any construction defect, or to correct damage caused by subsidence or adverse or substandard soil conditions, or (2) of utility systems not part of the Common Area;
(C) amounts paid to entities related to Landlord in excess of the cost of such services from any competitive source;
(D) amounts actually reimbursed from insurance proceeds, repairs or replacements of any item under warranty or reimbursed or reimbursable by any other tenant in the Shopping Center (excluding tenant reimbursement of Operating Costs Charges);
(E) premiums for commercial general liability insurance on the Common Area for coverage in excess of the limits established by this Lease;
(F) reserves for anticipated future expenses;
(G) interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner;
(H) any amounts expended by Landlord as environmental response costs for removal, encapsulation, enclosure, clean-up, remediation or other activities regarding Landlord’s compliance with federal, state, municipal or local hazardous waste and environmental laws, regulations and ordinances;
(I) capital expenditures and replacements to Common Areas including roof replacements and parking lot repaving (other than pot hole resurfacing or a top coat) provided, however, Landlord shall otherwise be entitled to include the annual amortization of capital expenditures as a part of the Operating Costs provided Landlord amortizes the same in accordance with generally accepted accounting principles;
(J) expenditures made more than twelve (12) months prior to submission of demand; or
(K) Any management, administrative or such other fees added to Operating Costs other than the Administrative Fee specified in the preceding Section 3.3 (a).
     (c) Tenant’s proportionate share of Operating Costs. Tenant’s proportionate share of Operating Costs is currently 9.43% based upon a gross leasable area of the Shopping Center of 105,282 feet. Tenant proportionate share shall be modified and changed upon increase or decrease of the Shopping Center or Premises in accordance with the following formula. Tenant’s proportionate share of Operating Costs shall be computed by multiplying Operating Costs by a fraction, the numerator of which shall be the number of square feet of gross leasable area of the Premises and the denominator of which shall be the number of square feet of gross leasable area of the Shopping Center. Tenant shall pay its proportionate share of Operating Costs in advance based on estimates made by Landlord from time to time but not more frequently than twice during any calendar year. Estimates shall be revised on or before May 1 of each Lease Year on the basis of actual Operating Costs for the preceding year of operations. Should Operating Costs be underestimated, Tenant shall pay any deficiency along with the payment of Minimum Rent next due and thereafter pay its adjusted proportionate share of Operating Costs in equal monthly installments as herein provided. Any excess payments shall be credited against the payments of Operating Costs next due (or refunded to Tenant if the Term has expired), less any amounts owed by Tenant to Landlord.
     (d) Operating Costs Cap. The Operating Costs for the first year of the Lease are estimated to be $.75 per square foot for common area maintenance, plus an estimate of real estate taxes of $1.25 per square foot, plus an estimate of insurance costs of $.50 per square foot. In no event shall the Operating Costs (exclusive of real estate taxes and insurance costs) exceed $.75 per square foot for 2008. The increases in the Operating Costs for each Lease Year following 2007 shall not exceed the lesser of: (i) the actual increases in the cost comprising the Operating Costs or (ii) five percent (5%) of the previous year’s

Operating Costs (herein “Operating Costs Cap”) excluding from such Operating Costs Cap however real estate taxes, insurance costs, common area utilities and security costs which shall not be subject to the Operating Costs Cap and shall increase at the rate that such costs actually increase as applicable).
     (e) Audit Rights. Tenant shall have the right to audit Landlord’s imposition of Operating Costs for the most recently ended Lease Year provided Tenant shall be required to utilize the services of a certified public accountant who is not compensated on a contingency basis to perform such audit. Tenant shall have the right to audit and examine the books and records of Landlord with respect to any billing to Tenant. Such audit shall be made at the sole cost and expense of Tenant and shall be completed with all reasonable diligence. If such audit or examination discloses any overcharge by Landlord, Landlord shall promptly reimburse Tenant for any such overpayment and if such overpayment by Tenant is in excess of three percent (3%) of Tenant’s proportionate share of Operating Costs charges, Landlord shall reimburse Tenant for the reasonable cost of such audit or examination together with the overpayment of such Operating Costs charges.
     3.4 Common Area Control. (a) Landlord shall have the right, subject to the provisions of this Lease to change the size, location, elevation, nature and/or use of any portion or all of the Common Areas, the Shopping Center or any part thereof as Landlord may from time to time determine, including the right to change the size thereof, to erect buildings thereon, to sell or lease part or parts thereof, to change the location and size of the landscaping and buildings on the site, and to make additions to, subtractions from or rearrangements of said buildings.
     (b) Notwithstanding the preceding paragraph 3.4 (a) to the contrary, Landlord represents, covenants and agrees that the Shopping Center layout shown on Exhibit “A-1” will be adhered to during the Term so as to maintain the position of the buildings, the parking areas, the traffic patterns, and the roadways and passageways, and the space of Tenant. Landlord further agrees throughout the Term, to maintain the curb-cuts as shown on Exhibit “A-1”. Landlord agrees that there will be no additional construction in the Shopping Center within the area outlined and identified on Exhibit A-1 hereto as “No Build Area”, nor any additional construction which would impair Tenant’s use of the Premises and any Construction Activities in the Shopping Center (as defined in Section 3.4 (d) hereof) shall be subject to the provisions of Section 3.4 (d) hereof. Landlord further represents, covenants and agrees that there will be no change in the location, shape, or dimensions of the Premises demised; and, that there will be no change in the Shopping Center layout which would adversely affect the accessibility to the Premises from the parking areas or from the public streets and roadways bordering the Shopping Center, or the visibility of Tenant’s signs or storefronts, without Tenant’s prior written consent in each instance. Other than the No Build Area as depicted on Exhibit “A-1” or as required by the Design Review Board of the City of Alpharetta, Landlord further agrees not to place any kiosks, planters, trees, shrubs, stairs, or other obstructions in any place in front of the Premises without Tenant’s prior written consent in each instance.
     (c) In addition to the foregoing, Landlord covenants and agrees that it will not permit any projections, either vertical or horizontal, to be erected or maintained (other than Tenant’s signs or identifications) which will project along the front or rear of the Building in which the Premises are situated in such a manner as to obstruct the visibility of Tenant’s signs or its storefront in any manner.
     (d) Changes to Shopping Center Buildings. (i) Landlord may as Landlord may reasonably determine to be appropriate, perform such demolition, remodeling, reconstruction, renovations or changes (collectively, “Construction Activities”) to the buildings in the Shopping Center and the Common Areas, other than the Premises; the area outlined and identified on Exhibit A-1 hereto as “No Build Area”, and further, only provided Landlord complies with the following provisions of Section 3.4 (d) (ii) hereof.
     (ii) Prior to commencing any Construction Activities, Landlord shall submit to Tenant, for Tenant’s review and approval, which approval shall not be unreasonably withheld (1) a construction schedule, (2) barricade plans and (3) a site plan indicating a proposed construction staging area. Landlord agrees that any such Construction Activities (i) shall be undertaken and completed in a manner that will create compatibility of appearance and architectural harmony with the balance of the Shopping Center, (ii)

shall not interfere with or impede at any time full-sized truck access to the Premises and (iii) shall not materially or adversely affect (A) pedestrian or vehicular access to or from the Premises, or the internal circulation of vehicular traffic within the Shopping Center, (B) visibility of the Premises or any permitted Tenant signage, (C) the business conducted by Tenant in the Premises or (D) the parking serving the Premises. Landlord agrees that it shall use commercially reasonable efforts and due diligence to minimize the impact of Construction Activities on Tenant’s business or the operation of the Shopping Center. Landlord, during the performance of any Construction Activities, shall keep the areas subject to such activities in an orderly condition and store all construction materials and equipment from within or from an enclosed staging area approved by Tenant, The foregoing provisions shall not be deemed to prohibit the use of debris boxes during such remodeling by Landlord in a manner that is consistent with standard practices in the state in which the Premises is located during such Construction Activities.
(e) In the event that Landlord shall violate or permit a violation of any of the provisions or covenants of this Section 3.4, then Tenant, at any time thereafter shall have the right to seek injunctive relief in law and equity and if permitted by law, Tenant shall have no obligation to prove damages or economic harm in seeking such injunctive relief.
     3.5 Security Deposit. Intentionally Deleted.
     3.6 Taxes.
     (a) Landlord shall pay to the local tax authorities and other governmental agencies, all real estate taxes, and all assessments which may be levied against the Shopping Center and the land and buildings comprising the same. Tenant agrees to pay to the local tax authorities and other governmental agencies all personal property taxes which may be levied against Tenant’s merchandise, trade fixtures, and other personal property in and about the Premises. It is the intention of Tenant and Landlord that all taxes and increased taxes, assessments, fees, levies and charges for such services, including any future levies which are a substitution or in addition to taxes currently levied (such as, for example, taxes levied based on the rents received by Landlord) shall be included within the definition of Taxes for the purposes of this Lease.
     (b) Commencing as of the Commencement Date, included within Operating Costs as specified in Section 3.3 hereof, Tenant agrees to reimburse Landlord for Tenant’s proportionate share of any such real estate taxes and assessments levied against the Shopping Center land and buildings for each tax fiscal year of the Term, with the exception of any assessment penalty added to the taxes as a result of Landlord’s failure to timely file, with the applicable governmental authority, any annual notification of income and expenses for which Landlord shall be solely responsible. At least Thirty (30) days prior to the commencement of the Term, Landlord shall submit to Tenant Landlord’s informed estimate of said taxes and assessments for the first full tax fiscal year to occur during the Term.
     (c) Upon request Landlord shall forthwith provide tenant with a copy of the receipted tax bill for which Tenant is being charged taxes under this Lease and a computation of Tenant’s proportionate share.
     3.7 Rent. As used herein, the term “Rent”, “rent” or “rental” shall include Minimum Rent, Percentage Rent, Tenant’s share of Operating Costs and all other Additional Rent payable to Landlord hereunder. As used herein, “Additional Rent” or “additional rent” may be used to refer to all amounts payable by Tenant to Landlord hereunder other than Minimum Rent, and Landlord’s remedies with respect to failure to pay of Additional Rent shall be the same as those for Minimum Rent. “Additional Rent” shall mean Tenant’s share of Operating Costs and all other amounts due from Tenant hereunder in addition to Minimum Rent and Percentage Rent.
SECTION 4
USAGE
     4.1Use. During the time that Tenant shall operate in the Premises Tenant shall only use, occupy and operate in the Premises for the purpose of the operation of sales and display of saddles and tack; specialized apparel; horse care and stable products; and such merchandise and related products as are sold from time to time in any of Tenant’s other stores or catalogs, or via internet or other electronic commerce or technologies offered by Tenant, and related items as the same are currently operated by Tenant and for no other purpose whatsoever.
     4.2 Trade Name. Tenant shall operate in the Premises under the trade name “Dover Saddlery” or such other name used and adopted by Tenant in a majority of its stores or as used by any approved or permitted assignee or sublessee hereunder.
     4.3 Rules and Regulations. Tenant shall observe faithfully and comply with the Rules and Regulations attached hereto as Exhibit “B” and made a part hereof by this reference, provided such rules shall be uniformly and nondiscriminatorily enforced and applied. In addition, Landlord may adopt and Tenant shall comply with other reasonable Rules and Regulations from time to time reasonably adopted by Landlord and uniformly and nondiscriminatorily enforced and applied for the safety, operation, care and cleanliness of the Shopping Center or the preservation of good order therein, provided that Tenant is notified of same. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations, or for the breach of any covenant or condition in any lease, by any other tenant in the Shopping Center. Landlord shall not adopt any additional rule or regulation from those Rules and Regulations attached hereto as Exhibit “B” which impose any additional financial or economic consequence, fine or penalty on Tenant or abrogate any of the provisions hereunder.
     4.4 Exclusive Use. Landlord covenants, represents and agrees that Tenant shall be the only tenant in the Shopping Center with the right to sell saddles and tack; specialized apparel; horse care and stable products of any type (herein “Exclusive Use”) except such Exclusive Use shall not apply to: (i) existing tenants with signed leases in the Shopping Center where the permitted use of such lease at the time of execution hereof permits the sale of saddles and tack; specialized apparel; horse care and stable products. In the event Tenant’s Exclusive Use is violated, the same shall be a Landlord default and Tenant shall have the right at such time to pay 3% of gross sales in lieu of Minimum Rent, additional rent and all extra charges as otherwise provided hereunder, until the violation is corrected. Should the violation of Tenant’s Exclusive Use not be cured within 30 days of Tenant’s notice of such violation, Tenant shall have the right thereafter, until such default is cured, to terminate the Lease upon written notice to Landlord. If Tenant shall provide such notice that it is terminating this Lease then this Lease shall cease and terminate on the date specified in such notice. Notwithstanding the foregoing, in the event of a violation of Tenant’s Exclusive Use by another tenant who does not have a right to change use, provided Landlord shall use due diligence and commercially reasonable efforts, including seeking judicial relief to prevent such violation, Landlord shall have twelve (12) months to pursue cessation of such violation, during which time Tenant shall continue to pay the rental required under the Lease and Tenant shall have no right to terminate.
SECTION 5
ALTERATION, REPAIR AND MAINTENANCE
     5.1 Alterations by Tenant.
     (a) Alterations Requiring Consent. Other than Tenant’s Work as defined herein for which Tenant has Landlord’s approval, Tenant shall not make any structural alterations to (including but not limited to alterations to the exterior, the storefront, signs building systems) nor alterations exceeding $50,000.00 for such work at such period of time, without Landlord’s prior written approval which approval Landlord agrees not to unreasonably withhold or delay. All alterations, fixtures, betterments and improvements made to or installed upon the Premises shall remain upon the Premises, and shall become Landlord’s property upon the expiration or earlier termination of this Lease at no cost to Landlord. Notwithstanding anything herein to the contrary, Tenant agrees to perform the work, if any, described on Exhibit “C” hereto (“Tenant’s Work”) pursuant to the provisions therein set forth and as set forth in this Lease, following receipt of applicable permits for the performance of such work.

     (b) Nonconsent Alterations. Tenant shall be permitted to perform nonstructural alterations to the Premises and to revise the interior layout of the Premises without Landlord’s prior written consent. Tenant shall obtain Landlord’s written consent to any alterations or construction which affect the structural nature of the Premises or shared building systems, which consent shall not be unreasonably withheld or delayed.
     (c) Changes Required by Law. Any structural changes, alterations or additions in or to the Premises or the Common Area which may be necessary or required by reason of any law, rule, regulation or order promulgated by competent governmental authority shall be made at the sole cost and expense of Landlord, including but not limited to asbestos removal and disposal and interior and exterior compliance with the Americans with Disabilities Act (ADA) etc. Notwithstanding the foregoing, if any such changes, alterations or additions are required as a result of improvements made by Tenant during the Term hereof, such changes, alterations or additions shall be made at the sole cost and expense of Tenant. Tenant may contest the validity of any such law, rule, regulation or order, but shall indemnify and save Landlord harmless against the consequences of continued violation thereof by Tenant pending such contest.
     5.2 Repairs.
     (a) Landlord Repairs. Landlord shall make, at its own cost and expense, all necessary repairs, maintenance (including painting and cleaning) or replacements to, the exterior (excluding Tenant’s storefront as set forth below) and the structural portions of the Premises and the Building, including, without limitation, the roof and roof supports, flashings, gutters, downspouts, footings, foundations, structural supports, columns, exterior walls, bearing walls, retaining walls, floor slab, chimney (if any), and loading docks, so as to keep the same in good condition and repair; and Landlord shall further maintain in good working order and repair, and shall maintain and replace as necessary, all plumbing, pipes, tubes and all other conduits and utility lines leading to or from the Premises and any fire sprinkler system which may be located in or outside of the Premises. Landlord shall also be responsible, at its sole cost, for any required inspections, testing and/or monitoring of any fire sprinkler and/or alarm systems in the Building. Landlord agrees, during the first full year of Tenant’s occupancy, to make all repairs required because of building settlement or faulty materials or workmanship in Landlord’s construction and to furnish Tenant with all guaranties and warranties relating to the HVAC system. In addition to Landlord’s obligations hereunder, Landlord shall be responsible for the proper remediation of any mold or similar condition at the Premises of affecting the Premises. Landlord’s costs under this Section 20 if any shall not in any way be included within Operating Costs. Any such repairs to the Premises shall be made so as not to adversely affect the appearance of Tenant’s finished Premises design upon Landlord’s completion of such repairs. Tenant shall give Landlord immediate written notice of the necessity for such repair as same affects the Premises.
     (b) Tenant Repairs. Except as provided in the preceding paragraph, Tenant shall keep the interior of the Premises, together with the storefront and all doors of the Premises, and all electrical, plumbing, heating, ventilating, air conditioning, sprinkler systems, and any other mechanical installations within the Premises and exclusively serving the Premises or located therein, whether or not in or under the floor slab or on the roof of the Premises, in good working order and repair (including the replacement of same, if necessary), at its expense. Landlord will provide to Tenant a one (1) year warranty of all parts, wiring and labor. After the warranty period, Tenant will be responsible for all HVAC repairs, including any required replacement thereof. Tenant agrees to employ a HVAC contractor approved by Landlord to perform Tenant’s obligations for maintenance of the heating, cooling and ventilating system of the Premises, including at least quarterly inspections and cleaning of the system together with such servicing as each such inspection discloses or as shall be required by Landlord. Tenant shall promptly repair, at its expense, any damage to the Premises caused by bringing into the Premises any property for Tenant’s use, or by the installation or removal of such property regardless of fault or by whom such damage any be caused. In the event Tenant fails to make such repairs, Landlord may, at its option, but need not, following at least ten (10) days notice to Tenant, make same and Tenant agrees to pay Landlord as Additional Rent the cost thereof promptly upon demand by Landlord. Tenant shall not overload the floor slab, electric wiring or utilities serving the Premises and shall install at Tenant’s sole expense, after first obtaining Landlord’s written approval, any additional electric wiring that may be required in connection with Tenant’s apparatus, equipment or fixtures.

     (c) If Landlord fails to make any of the repairs required to be made by Landlord under this Lease within thirty (30) days after receipt of written notice from Tenant of the necessity therefore, Tenant, in addition to any other rights it may have hereunder, shall have the right to make said repairs on behalf of Landlord and to charge Landlord for the reasonable cost thereof. If, in an emergency, in Tenant’s reasonable opinion, any such repairs are immediately necessary for the proper use and enjoyment of the Premises or to avoid material damage to the Premises, no prior thirty (30) days notice shall be required, but Tenant shall give Landlord whatever notice is reasonable in the circumstances and may make said repairs on behalf of the Landlord and charge Landlord for the reasonable cost thereof. In either event, if Landlord shall fail to pay Tenant within thirty (30) days of receipt of an invoice therefore with supporting documentation, Tenant may deduct the reasonable cost thereof from up to fifty percent (50%) of Minimum Rent due or to become due hereunder.
     5.3 Liens. Tenant hereby indemnifies Landlord against, and shall keep the Premises and the Shopping Center free from liens for any work performed, material furnished, or obligations incurred by the Tenant. Should liens or claims be filed against the Premises or the Shopping Center by reason of Tenant’s acts or omissions, Tenant shall cause same to be discharged by payment or bond within thirty (30) days after filing.
     5.4 Use of Roof. Landlord shall have the exclusive right to use the roof and Tenant shall not affix any sign, aerial or other equipment or improvement on or to the roof of the Premises.
SECTION 6
DAMAGE, DESTRUCTION OR CONDEMNATION
     6.1 Casualty. Except as otherwise provided herein, if the Premises are damaged by fire or other insured casualty, the damage shall be promptly repaired by Landlord to the extent of the insurance proceeds available therefor. Landlord shall commence such repair and/or rebuilding within sixty (60) days after the date of such damage or destruction provided Landlord has received insurance proceeds for the same and further provided Landlord has obtained all necessary governmental approvals therefore, and complete such repair and/or rebuilding within one hundred eighty (180) days after the date of such damage or destruction. Tenant shall restore Tenant’s improvements thereto immediately upon the completion of Landlord’s work or simultaneously with such work to the extent practicable. Until repairs to the Premises are completed by Landlord, Minimum Rent, additional rent and all charges hereunder shall be abated in proportion to the part of the Premises, if any, which is unusable by Tenant in the conduct of its business. If: (a) the Premises is damaged to the extent of more than forty percent (40%) of the replacement cost thereof; or (b) the Shopping Center or the building in which the Premises is located including at least forty percent (40%) of the square footage of the Premises is damaged by fire or other insured casualty to the extent of twenty five percent (25%) or more of the replacement cost thereof, either Landlord or Tenant may at their option terminate this Lease by written notice to the other given within sixty (60) days after the occurrence of the damage or destruction.
     If Landlord should elect or be obligated pursuant to this Section 6.1 to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the basic building and any other work or improvements which may have been originally performed or installed at Landlord’s expense. If the cost of performing Landlord’s obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease. Tenant shall replace all work and improvements originally installed or performed by Tenant at its expense (including from Tenant’s insurance proceeds).
     Upon the termination of this Lease pursuant to the provisions of this Section 6.1, the parties shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and be then unpaid and such other obligation specified to survive the termination hereof (or which by their nature must survive such termination). In the event of such termination, all of Tenant’s insurance proceeds covering

Tenant’s leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord, and Tenant hereby assigns same to Landlord.
     Notwithstanding any contrary provision contained herein, in the event Landlord fails to commence such repair and/or rebuilding within one hundred twenty (120) days after the date of such damage or destruction or complete such repair and/or rebuilding within two hundred seventy (270) days after the date of such damage or destruction, then Tenant shall have the option to terminate this Lease by giving written notice to Landlord within thirty (30) days after the expiration of either of such periods.
     Either party hereto shall have the right to terminate this Lease if, during the last two (2) years of the then existing Term of this Lease, the Premises is damaged by a cause or casualty covered by the insurance required to be carried by Landlord, in an amount exceeding sixty-six percent (66%) of the then reconstruction cost of said building (which reconstruction cost for the purposes of this Section 6.1 shall be limited to only the cost of actually reconstructing said Premises), provided that in such event such termination of this Lease shall be effected by written notice within ninety (90) days of the happening of the casualty causing such damage. Notwithstanding anything to the contrary in this Section 6.1, in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of any such partial destruction or damage occurring within the last two (2) years of the Lease Term. If Tenant duly exercises such option during said twenty (20) day period, then the other provisions of this Section 8 shall apply as if the Lease Term at the time of the damage had more than two years to run.
     6.2 Condemnation.
(a) Taking. An appropriation or taking under the power of eminent domain of all, or a portion, of the Shopping Center, are sometimes hereinafter called a “taking.”
(b) Total Taking of the Premises. If all of the Premises shall be taken this Lease shall terminate and expire as of the date of taking of actual physical possession of such portion of the Premises by the condemnor, and Landlord and Tenant shall thereupon be released from any and all further liability hereunder. In such event Tenant, shall be entitled to participate in any condemnation award so as to be compensated for the cost of relocation, removal and decrease in value, as a result of such taking of Tenant’s fixtures, equipment and stock-in-trade located in the Premises and any other items to which Tenant is entitled under applicable law, and, the value of the leasehold of which Tenant is being deprived for the remainder of the Term hereof. Nothing in this Section 6.2 shall be construed as a waiver by Landlord of any rights vested in it by law to recover damages from a condemnor for the taking of its right, title, or interest in the Shopping Center.
(c) Partial Taking.
     In the event of the taking of:
     (i) any portion of the Premises, or any portion of the Shopping Center, so that the remainder thereof is not reasonably adapted to the continued leasing of the Premises by Tenant; or
     (ii) any portion of the Common Area of the Shopping Center so that a portion of said Common Area is so separated from the remainder thereof that in Tenant’s reasonable opinion the Common Area available to customers of Tenant is so limited that the continued leasing of the Premises by Tenant is impracticable or unprofitable; or if such change would reduce the available number of parking spaces to less than seventy percent (70%) of the existing parking spaces within two hundred (200) feet of Tenant’s entrance, as such existing parking spaces are shown on the Site Plan which is Exhibit “A-1” hereto; or

     (iii) access, whether by a taking or otherwise, of the Shopping Center or a portion thereof to adjoining thoroughfares, so that accessibility is so limited and reduced that in Tenant’s reasonable opinion the continued leasing of the Premises by Tenant will become impracticable or unprofitable;
then Tenant shall have the right to cancel and terminate this Lease as hereinafter provided. Within ninety (90) days after receipt by Tenant from Landlord of written notice that a condemnation action has been commenced, Tenant may, by written notice to Landlord, notify Landlord of its election to terminate this Lease, whereupon the parties shall be released from any and all further obligations under this Lease and Tenant shall share in any award or sale price as provided in Section 6.2(b) hereof.
(d) Repair. Unless terminated pursuant to Sections 6.2(b) or 6.2(c) above, this Lease shall remain in full force and effect. Landlord shall promptly, at its expense to the extent of the proceeds of the taking, make all repairs and alterations to the Shopping Center and the improvements thereon (including, without limitation, the Premises) necessitated by such taking so that the portions of the Shopping Center not taken constitute a complete architectural unit. Tenant shall repair, alter, remove or replace its equipment and trade fixtures in the Premises as necessitated by such taking.
     (i) Tenant shall continue to utilize the Premises for the operation of its business to the extent that it may be practicable to do so from the standpoint of good business. Prior to the completion of repair and restoration work by Landlord, Minimum Rent and other charges payable by Tenant shall be equitably abated in the proportion that the unusable part of the Premises bears to the whole thereof effective as the date of taking. When Tenant completely resumes business in the Premises, Minimum Rent and other charges shall be reduced in the proportion which the area taken or sold bears to the total area of the Premises.
     (ii) If it is impracticable for Tenant to continue to utilize the Premises, all Minimum Rent and other charges shall equitably abate from the time of the actual taking or any material and adverse disturbance of Tenant’s possession of the Premises resulting from such taking and/or the enjoyment by Tenant of its rights in the Shopping Center hereto resulting from such taking pursuant to this Lease, until completion of such repair and restoration work by Landlord, arid the expiration of such further reasonable time as shall be necessary to enable Tenant to resume doing business in the Premises, such reconstruction period of Tenant not to exceed ninety (90) days.
(e) Notice of Proceedings. Upon service on either party hereto of any legal process in connection with any condemnation proceedings, the party so served shall give immediate notice thereof to the other party hereto.
(f) Temporary Taking, In the event of a taking of the Premises, the Common Areas and/or any other area within the Shopping Center, or any portion thereof, for temporary use (specifically one not exceeding sixty (60) days in duration), without the taking of the fee simple title thereto, this Lease shall remain in full force and effect. All awards, damages, compensation and proceeds payable by the condemnor by reason of such taking relating to the Premises, or relating to the Common Areas but reasonably attributable to the Premises, for periods prior to the expiration of the Lease shall be payable to Tenant. All such awards, damages, compensation and proceeds for periods after the expiration of the Lease shall be payable to Landlord. Anything contained herein to the contrary notwithstanding, a temporary taking for any period in excess of sixty (60) days may, at Tenant’s option, be deemed a permanent taking and shall be governed by Sections 6.2(a) or 6.2(b), as applicable.
(g) Taking of Sign. In the event of the taking of any pylon or monument sign on which Tenant has installed or has the right to install identification panels Landlord shall provide a substitute site reasonably acceptable to Tenant for such sign with adequate electrical power, located so as to be visible to vehicular traffic or roadways adjacent to the Shopping Center (and Landlord shall replace and/or rebuild any of such signage so taken at its sole cost).

(h) Lease Prevails. In the event of any taking, the rights and obligations of the parties shall be determined by this Lease and Landlord and Tenant waive any rights at law to the contrary.
SECTION 7
UTILITIES
     7.1 Payment. From the date of Tenant’s possession of the Premises, Tenant shall promptly pay all charges for utilities and other services furnished to the Premises whether by Landlord or the applicable utility company.
     7.2 Utilities, Landlord Installations, Repairs. Landlord shall have the right to run utility lines, pipes, roof drainage pipes, conduit, wire, ductwork or sprinkler systems where necessary, above or beneath the Premises and to maintain the same in a manner which does not unduly interfere with Tenant’s use thereof. Notwithstanding any contrary provision herein, Landlord agrees that in no event shall any Landlord installations, maintenance or repairs materially interfere with Tenant’s use of the Premises. In the event of substantial, material or unreasonable interference with Tenant’s use of the Premises as a result of Landlord’s work, repairs, alterations or modifications for more than forty-eight (48) consecutive hours, the Minimum Rent reserved hereunder shall be equitably abated during the duration of such interference. Landlord covenants and agrees that it shall use all commercially reasonable efforts to not interrupt Tenant within the Premises during the performance of any repairs, maintenance or installation of materials or systems in the Premises. Landlord agrees not to make any repair or alteration to the Premises which would require Tenant to perform any layout or cosmetic modifications (other than de minimus changes) to the Premises. Should Tenant be commercially unreasonably able to operate in the Premises for the Permitted Use for a period in excess of forty-eight (48) hours as a result of Landlord’s interruption, Minimum Rent shall abate until Tenant is so able to operate. Landlord shall not install, erect or maintain any signs upon the Premises during the Term except for safety, informational and directional signs, except that, unless this Lease shall have previously been extended or renewed, Landlord may erect a “To Rent” sign during the last one hundred twenty (120) days of the Primary Term and the Extended Term, if any; provided, however, that such sign shall not obstruct any sign of Tenant or interfere unreasonably with the conduct of Tenant’s business.
SECTION 8
INDEMNIFICATION
     8.1 Indemnification. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all claims, damages, liabilities or expenses arising out of (a) Tenant’s use, possession, enjoyment, occupation or operation of the Premises or the Shopping Center, (b) any and all claims arising from any failure or refusal of Tenant to comply with or perform any obligation of Tenant under this Lease, (c) any act, omission or negligence of Tenant, its agents or employees, except for matters attributable to Landlord’s sole negligence or willful misconduct. Tenant further releases Landlord from liability for any damages sustained by Tenant or any other person claiming by, through or under Tenant due to the Premises, the Shopping Center, or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident, including but not limited to any damage caused by water, snow, windstorm, tornado, gas, steam, electrical wiring, sprinkler system, plumbing, heating and air conditioning apparatus and from any acts or omissions of co-tenants or other occupants of the Shopping Center, except for matters arising from Landlord’s sole negligence or willful misconduct. Landlord shall not be liable for any damage to or loss of Tenant’s personal property, inventory, fixtures or improvements, from any cause whatsoever except the willful misconduct or sole negligence of Landlord, and then only to the extent not covered by insurance to be obtained by Tenant in accordance with Section 9 hereof. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all claims, damages, liabilities or expenses arising out of (a) Landlord’s use, possession, enjoyment, occupation or operation of any portion of the Shopping Center, (b) any and all claims arising from any failure or refusal of Landlord to comply with or perform any obligation of Landlord under this Lease, (c) any act, omission or gross negligence of Landlord, its agents or employees, except for matters attributable to Tenant’s negligence or willful misconduct.

SECTION 9
INSURANCE
     9.1 Tenant Liability Insurance. Tenant shall maintain at its sole expense during the Term hereof, public liability insurance covering the Premises in an amount of $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury and/or death to any number of persons in any one accident and property damage insurance in an amount of $1,000,000.00 in companies licensed to business in the State where the Premises is located. Tenant shall also keep in force Special Form (“all-risk”) insurance for the full replacement value of Tenant’s improvements and Tenant’s personal property, including, but not limited to, inventory, trade fixtures, furnishings and other personal property. Tenant will cause such insurance policies to name Landlord (and at Landlord’s request, any mortgagee of the premises or Shopping Center) as an additional insured and to be written so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord (and at Landlord’s request, any mortgagee of the Shopping Center) in connection with any loss or damage covered by the policy. In addition, Tenant shall keep in force workers compensation or similar insurance to the extent required by law. Tenant shall deliver said policies or certificates thereof to Landlord within ten (10) days of the commencement of the Term. Should Tenant fail to effect the insurance called for herein Landlord may, at its sole option, following twenty (20) days prior written notice to Tenant, procure said insurance and pay the requisite premiums, in which event, Tenant shall pay all sums so expended to Landlord, as Additional Rent following invoice. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Landlord that it will give Landlord no less than thirty (30) days prior written notice before the policy or policies in question shall be altered or canceled. Tenant’s policy shall cover the Premises and the business operated by Tenant and shall name Landlord as an additional insured.
     9.2 Landlord Coverage. (a) Landlord shall keep in full force and effect during the Term upon the buildings and appurtenances in the Shopping Center, property insurance with coverage at least as broad as Special Form Causes of Loss (ISO Form 1030 or the equivalent) with an ordinance or law coverage endorsement (ISO Form CP 0405).
     (i) Said property insurance shall name as insured Landlord, Tenant (as a loss payee to the extent of its insurable interest in the Shopping Center) and the beneficiary or mortgagee of any first deed of trust or first mortgage affecting the Premises.
     (ii) Said insurance shall be written by a company or companies licensed to do business in the state in which the Premises is located and rated Class A:VII or better in Bests Key Rating Guide of Property-Casualty Insurance Companies.
     (iii) Said insurance shall be in an amount of the full replacement value with a commercially reasonable deductible for which Landlord shall be fully responsible.
     (iv) Other than the collateral assignment to Landlord’s mortgagee, Landlord agrees that it shall not assign, transfer or convey to any party its right in or right to receive all or any portion of the proceeds of said insurance without the prior written consent of Tenant.
     (b) Landlord agrees that it shall maintain in force a policy or policies of commercial general liability insurance written by one or more responsible insurance carriers licensed to do business in the state in which the Premises is located which shall insure against liability for injury to and/or death of and/or damage to property of any person of persons, with policy limits of not less than $3,000,000.00 combined single limit for injury to or death of any number of persons or for damage to property of others not arising out of any one occurrence. Said policy or policies shall provide, among other things, blanket contractual liability insurance recognizing and insuring the assumption of liability assumed by the purchaser thereof pursuant to the terms of this Lease as applicable. Landlord’s policy shall cover the Common Area of the Shopping Center.

     (c) Each of the parties hereto agrees to maintain and keep in force, during the Term hereof, all Workers’ Compensation and Employers’ Liability Insurance required under applicable Workers’ Compensation Acts.
     (d) Within thirty (30) days after written request, each of the parties hereto agrees to deliver to the other an ACORD Form 27 as evidence that the policies of insurance required by this Section have been issued and are in effect. Each of such forms shall provide that the insurer shall give the party named as an “additional interest” thirty (30) days written notice of termination and written notice of changes to the policy.
     (f) Notwithstanding anything to the contrary contained within this Section 9, Landlord’s or Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so- called blanket policy or policies of insurance carried and maintained by the insuring party, provided, however, the non-insuring party shall be named as an additional insured thereunder as its interest may appear and that the coverage afforded such party will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Each party agrees to permit the other at all reasonable times to inspect the policies of insurance of the other which apply to the Premises.
     (g) Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the acts or omissions of such party, its agents, contractors or employees; provided the provisions of this subparagraph shall apply only to the extent of the insurance Coverage maintained with respect to sueh loss or damage.
SECTION 10
DEFAULT AND REMEDIES
     10.1 Default and Remedies. In the event that Tenant (a) fails to pay all or any portion of any Rent due from Tenant hereunder or pursuant to any exhibit hereto within ten (10) days of the date such amount is due and Tenant’s receipt of notice of such failure (provided such notice shall not be required any more than once in any twelve (12) month period); (b) fails to comply with or perform any other obligation of Tenant hereunder (i.e., any obligation not involving the payment of money by Tenant) within thirty (30) days of the date the same is required to be performed and Tenant’s receipt of notice of such failure (provided such notice shall not be required any more than twice in any twelve (12) month period); (c) fails to conduct business in the Premises during the Operating Period as herein required except for closures not to exceed ninety (90) days due to casualty, remodeling or renovation; (d) becomes bankrupt, insolvent or files any debtor proceeding, takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant’s assets, files a petition for a corporate reorganization; makes an assignment for the benefit of creditors, or if in any other manner Tenant’s interest hereunder shall pass to another by operation of law (any or all of the occurrences in this said Section 10.1(d) shall be deemed a default on account of bankruptcy for the purposes hereof and such default on account of bankruptcy shall apply to and include any Guarantor of this Lease); (e) abandons the Premises, failing to continue to pay all rent hereunder; or (f) commits waste to the Premises; then Tenant shall be in default hereunder and Landlord may, at its option and without further notice to Tenant, terminate Tenant’s right to possession of the Premises, with or without terminating this Lease, and re-enter and resume possession of the Premises, and may thereupon remove all persons and property from the Premises, with resort to process of a court of competent jurisdiction. Landlord shall be obligated to use reasonable efforts to mitigate damages hereunder provided the same shall not require Landlord to provide preferential treatment to the leasing of the Premises as opposed to the leasing of other available space in the Shopping Center. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may, at any time thereafter, terminate this Lease. Tenant hereby waives all rights of redemption and all other statutory or judicial rules at variance with the provisions of this Lease.

     Notwithstanding such re-entry by Landlord, Tenant hereby indemnifies and holds Landlord harmless from any and all loss or damage which Tenant may incur by reason of the termination of this Lease and/or Tenant’s right to possession hereunder pursuant to this Section 10.1 or any other provision of this Lease. In no event shall Landlord’s termination of this Lease and/or Tenant’s right to possession of the Premises abrogate Tenant’s agreement to pay rent and additional charges due hereunder for the full Term hereof. Following re-entry of the Premises by Landlord, Tenant shall continue to pay all such rent and additional charges as same become due under the terms of this Lease, together with all other reasonable expenses incurred by Landlord in regaining possession until such time, if any, as Landlord relets same and the Premises are occupied by such successor. Upon reletting, sums received from such new lessee by Landlord shall be applied first to payment of costs incident to reletting; any excess shall then be applied to any indebtedness to Landlord from Tenant other than for Minimum and any excess shall then be applied to the payment of Minimum due and unpaid. The balance, if any, shall be applied against the deficiency between all amounts received hereunder and sums to be received by Landlord on reletting, which deficiency Tenant shall pay to Landlord in full, within five (5) days of notice of same from Landlord. Tenant shall have no right to any proceeds of reletting that remain following application of same in the manner set forth herein.
     If Tenant fails to comply with its obligations hereunder, Landlord, without waiver of or prejudice to any other right or remedy it may have, shall have the right, to cure such default for the account of Tenant, and Tenant shall reimburse Landlord upon invoice for any amount paid and any expense or contractual liability so incurred. If Tenant fails to reimburse Landlord within fifteen (15) days after invoice, then the amount paid for the cure shall bear interest from the date of disbursement at the lesser of (i) two percentage points (200 Basis Points) in excess of the prime rate of interest then promulgated by Bank of America or its successor in Atlanta, Georgia or (ii) the highest rate allowed by law (“Lease Interest Rate”). Landlord’s exercise of self-help hereunder shall be at Landlord’s election and Landlord shall have no obligation to cure any of Tenant’s defaults hereunder.
     10.2 Rights and Remedies. The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any others Landlord may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.
     10.3 Bankruptcy. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”), then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court, In such event, Tenant or any trustee for Tenant may only assume this Lease if (A) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (B) compensates or provides Adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults, and (C) provides adequate assurance of performance during the fully stated Term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier often (10) days or the time period set forth herein. Adequate assurance of performance of this Lease as set forth hereinabove shall include, without limitation, adequate assurance (1) of the source of rent reserved hereunder, (2) that any Percentage Rent due hereunder will not decline from the levels anticipated, and (3) the assumption of this Lease will not breach any provision hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of Operating Costs, utilities or other charges therefor.
     10.4 Landlord’s Default. If Tenant alleges that Landlord is in default hereunder, Tenant shall not be entitled to exercise any remedies with respect to such non-compliance until Tenant has given Landlord (and any mortgagee of which Tenant has received written notice) written notice of the alleged breach or default and a reasonable period thereafter to cure same, such period not being less than thirty (30) days. Notwithstanding any contrary provision contained herein, in the event of any default by Landlord in the observance or performance of any obligation on Landlord’s part to be observed or performed under this Lease (as the case may be, a “Landlord Default”), Tenant may give Landlord written notice specifying such Landlord Default and, if Tenant shall do so, then Landlord shall have Thirty (30) days in which to cure any such Landlord Default; provided, however, that if the nature of the Landlord Default is such that more than Thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences to cure within said Thirty (30) days and thereafter diligently prosecutes the same to completion. In the event that Landlord shall remain in default following its right to cure as specified herein, then Tenant may, in addition to all other rights and remedies available to Tenant at law and in equity, including, without limitation, termination of this Lease, cure such Landlord Default on behalf of Landlord by doing the necessary work and/or making the necessary payments, and billing Landlord for the reasonable costs thereof, which Landlord agrees to pay to Tenant within Thirty (30) days of receipt of Tenant’s demand therefore and reasonable evidence of the cost of the same. If Landlord shall fail to pay within said Thirty (30) day period, Tenant may deduct the entire cost from up to fifty percent (50%) of any Minimum Rent due or to become due hereunder.
SECTION 11
TRANSFERS, ASSIGNMENT AND SUBLETTING
     11.1 Assignment and Subletting.
     (a) Tenant shall not, either voluntarily or by operation of law, sell, assign, hypothecate or otherwise transfer or encumber this Lease, or sublet the Premises or any part thereof (all of the foregoing collectively referred to as a “Transfer”), contrary to the provisions hereof. The acceptance by Landlord of payments of Rent or additional rent following any assignment or transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other transfer, nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.
     (b) Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Premises, for use for any lawful retail purpose, subject to any then existing exclusive rights of tenants in the Shopping Center, provided the consent of Landlord is first obtained, which consent Landlord agrees not to unreasonably withhold, delay or condition beyond a period of thirty (30) days, and provided that Tenant shall remain liable for the obligations of Tenant hereunder.
     (c) Notwithstanding any provision contained within this Lease to the contrary, Tenant shall have the right, without Landlord’s consent, to assign this Lease, or to sublet the whole or any part of the Premises, for any lawful retail purpose, subject to any then existing exclusive rights of tenants in the Shopping Center, to any corporation of which, at the time, Tenant shall be a subsidiary, or to any subsidiary of a corporation of which, at the time, Tenant shall be a subsidiary. In addition, Tenant shall have the right to assign or sublet the whole Lease without Landlord’s consent to any person or corporation or other entity acquiring ten (10) or more store locations from Tenant or its parent or its affiliates, to be used for the use permitted hereunder, whether such assignment of the Premises is by purchase, merger, consolidation, or otherwise, or a franchisee or franchisor of Tenant or Tenant’s franchisor, but in the case of such assignment and/or transfer, Tenant shall not be released of all further liability for the obligations of Tenant hereunder.
     (d) Notwithstanding any provision contained in this Lease to the contrary, Tenant may assign this Lease or sublet all or any portion of the Premises for the use specifically permitted hereunder: (i) to any parent, subsidiary, affiliate or entity controlling, controlled by, or under common control with Tenant, and may assign this lease or sublet the Premises (ii) to any successor in interest, franchisee, franchisor or transferee for the Permitted Use, (iii) a successor in interest to Tenant as a result of merger, consolidation, reorganization or government action, (iv) successor in interest to Tenant as a result of any initial public offering by Tenant or an affiliate, the sale of Tenant’s or an affiliate’s stock on a nationally recognized exchange, or (v) to a purchaser of all or substantially all of the stock or assets of Tenant (each, a “Permitted Transfer”). Permitted Transfers also include any initial public offering by Tenant or an affiliate, the sale of Tenant’s or an affiliate’s stock on a nationally recognized exchange, the change or transfer of ownership or similar event where the acquiring entity is or will be an affiliate or successor licensee, including mergers and acquisitions, or the sale or transfer of substantially all of Tenant’s stock or assets to another entity. Landlord’s consent shall not be required to a Permitted Transfer and Landlord shall have no right to delay, alter or impede any of the foregoing transactions or combinations thereof.
     (e) In all events Tenant shall remain liable under this Lease.
     11.2 Voting Control. If Tenant is a corporation or other business entity and if the person or persons who own a majority of its voting shares at the time of execution hereof cease to own a majority of such shares at any time hereafter, except as a result of transfers by gift, bequest or inheritance, same shall be a Transfer hereunder. This Section 11.2 shall not apply to a public entity, the stock of which is publicly traded on a reputable national or regional exchange.
     11.3 Dissolution of Partnership. If Tenant is a partnership or if any partner and partners withdraw from the partnership, or if the partnership is otherwise dissolved, or control of the partnership changes, same shall be a Transfer hereunder.
SECTION 12
SUCCESSION TO LANDLORD’S INTEREST
     12.1 Attornment. Tenant shall attorn and be bound to any of Landlord’s successors under all the terms, covenants and conditions of this Lease for the balance of the remaining Term.
     12.2 Subordination. This Lease shall be subordinate to the lien or security title of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Shopping Center, any portion thereof, or upon any buildings now or hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such financing instruments, and all renewals, modifications, extensions, consolidations and replacements thereof, provided however that the holder of any such mortgage shall execute and deliver to Tenant an agreement in the form attached hereto as Exhibit “G” that such holder will recognize this Lease and not disturb Tenant’s possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period. Landlord agrees that if any mortgages should be prior in time at the execution of this Lease, then, upon the execution and delivery of this Lease, Landlord will deliver to Tenant an agreement from any such mortgagee. If Landlord shall hold a leasehold estate in all or part of the Shopping Center rather than a fee interest, then, upon the execution and delivery of this Lease, Landlord also shall deliver to Tenant such an agreement from the fee owner. Each such agreement shall be in recordable form and shall provide that this Lease, and all rights of Tenant hereunder, shall not be disturbed, except for a cause which would permit Landlord to disturb the same.
     12.3 Landlord’s Exculpatory Clause. The term “Landlord” as used in this Lease means only the fee simple owner or ground lessee during the Term of either its ownership or its leasing of the land upon which the premises have been, or are to be constructed, so that in the event of any sale or sales of such land, or assignment, transfer, or other conveyance of its rights under this Lease, the Landlord shall be and hereby is entirely freed from relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed, without further agreement between the parties or their successors in interests, or between the parties and the purchaser at any such sale, or the successor to the Landlord by reason of assignment, transfer or other conveyance of its rights under this Lease, that such purchaser or successor has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Tenant acknowledges and agrees that liability of Landlord under this Lease shall be limited solely to Landlord’s interest in the Shopping Center, including any rents, proceeds, insurance amounts due Landlord and any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of its interest in the Shopping Center. No personal judgment shall be entered against Landlord and any judgment so rendered shall not give to any right of execution or levy against any other assets of the Landlord. The provisions hereof shall inure to Landlord’s successors and assigns, including any mortgagee.

SECTION 13
SURRENDER OF PREMISES
     13.1 Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean, with Tenant’s signs and other personal property removed and in the same condition as when tendered by Landlord, reasonable wear and tear excepted. Any leasehold improvements made by Tenant to the Premises (which shall only be made to the extent and pursuant to the provisions set forth herein) shall vest in Landlord at no cost to Landlord upon the expiration or other termination of this Lease; provided, however, that Tenant shall removes any such leasehold improvements upon notice thereof from Landlord to Tenant by Landlord. Tenant shall promptly remove Tenant’s signs, furniture, trade Fixtures and other personal property within the Premises no later than such expiration or termination and shall repair any damage or disturbance to the Premises caused by such removal. Tenant’s failure to remove any of Tenant’s signs, furniture, trade fixtures and other personal property (or any of Tenant’s leasehold improvements required by Landlord to be removed) within ten (10) days after such expiration or termination shall be deemed an abandonment to Landlord of same and, if Landlord elects to remove all or any part of said signs, furniture, trade fixtures and other real or personal property, such removal, including the cost of repairing any damage caused by or resulting from such removal, shall be paid by Tenant. Any property of Tenant left in or about the Premises or the Shopping Center after the expiration or other termination of this Lease shall be deemed abandoned and Landlord may retain or dispose of same and Tenant shall pay all costs of disposal upon demand.
SECTION 14
MISCELLANEOUS
     14.1 Attorney’s Fees. In the event of any suit, action, or proceeding at law or in equity, by either of the parties hereto against the other by reason of any matter or thing arising out of this Lease, including seeking and obtaining equitable remedies or injunctive relief, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys’ fees (to be fixed by the Court) for the maintenance or defense of said action or suit, as the case may be.
     14.2 Late Charges. All sums not paid by the 10th of each month shall bear interest at the lesser of (i) 12% per annum or (ii) the highest interest rate allowed by law highest legal calculated from said due date. Tenant shall, in addition, pay as additional rent a fee of $50.00 for processing of late payments.
     14.3 Accord and Satisfaction. No payment by either Landlord or Tenant or receipt by either party of a lesser amount than the charges herein stipulated shall be deemed to be other than on account of the earliest stipulated charges, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to such parties right to recover the balance of any amounts due hereunder or to pursue any other remedy provided herein.
     14.4 Time of Essence. TIME IS OF THE ESSENCE OF ALL TENANT’S OBLIGATIONS SET FORTH IN THIS LEASE.
     14.5 Holding Over. Should Tenant, with Landlord’s written consent, hold over at the end of the Term, Tenant shall become a Tenant at will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay rent and other charges at 150% of the rate in existence at the expiration of the Term. If Tenant holds over at the end of the Term without Landlord’s written consent, Tenant shall be a tenant at sufferance and shall pay Landlord as liquidated damages, a sum equal to twice the rent and other charges to be paid by Tenant to Landlord for all the time Tenant shall so retain possession of the Premises; provided that the exercise of Landlord’s rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

     14.6 Severability. In the event any provision of this Lease to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and the Lease and its provisions shall be valid and enforceable to the full extent permitted by law.
     14.7 Brokers. Landlord and Tenant represent and warrant to each other that neither party has dealt with any broker or finder entitled to any commission, fee or other compensation by reason of the execution of the Lease except The Greenberg Group and Capital Properties Group, LLC (“Brokers”). Landlord agrees to pay all Brokers their commission pursuant to t a separate listing agreement. Landlord and Tenant each agree to indemnify and hold the other harmless from any charge, liability or expense (including attorney’s fees) which each may suffer, sustain or incur in respect to any claim for a commission, fee or other compensation by a broker or finder claiming by, through or under Landlord or Tenant, other than Brokers. Landlord will satisfy any obligation to Brokers in respect to this Lease. The Greenberg Group has acted as agent for the Tenant in this transaction and is to be paid a commission by the Landlord. It is understood that Marvin S. Isenberg and W.E. Lee are licensed real estate brokers in the State of Georgia and are also Members in the ownership of Landlord.
     14.8 Waiver. No waiver by either Landlord or Tenant or of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same provision. Landlord’s consent to or approval of any act by Tenant shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act. No acceptance by Landlord of Tenant’s surrender of the Premises shall be valid unless written.
     14.9 Right of Entry. Tenant agrees that on and after ninety (90) days next preceding the expiration of the Term hereof, Landlord shall have access to the Premises at reasonable times upon notice to Tenant to show the Premises to prospective tenants, buyers or lenders, to inspect same however in no event shall Landlord or its agents place notices on the Premises offering the Premises for lease or sale.
     14.10 Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.
     14.11 Headings, Captions and References. The section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms “hereof,” “hereunder” and “herein” shall refer to this Lease as a whole except where noted otherwise.
     14.12 Survival of Obligations. The provisions of this Lease with respect to any obligation of Tenant to indemnify Landlord, to pay any sum owing or to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.
     14.13 Landlord and Tenant Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any other party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto. No estate shall pass from Landlord to Tenant, and this Lease shall not be subject to levy and/or sale and shall not be assignable by Tenant.
     14.14 Counterclaim and Jury Trial. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.
     14.15 Notices. Any notice required or permitted to be given hereunder shall be in writing and given by personal delivery (including courier delivery) or by U.S. Certified Mail, postage prepaid, return receipt requested, addressed to Tenant, at the address listed below, or by posting or delivering such notice to the Premises, and to Landlord at the address set forth below. Notices and demands shall be deemed to have been given (i) upon the date of the executed return receipt if sent by Certified Mail, provided that if delivery cannot be made or if any party shall refuse delivery, notices shall be deemed given when mailed, or (ii) upon delivery if personally delivered (including by courier), and upon posting or delivery if posted or delivered to the Premises.

To Landlord:	Stonewood Partners, LLC
Attention: Mr. Ed Lee
3801 Parian Ridge Rd NW
Atlanta, GA. 30327
404-233-8450

To Tenant:	Real Estate Department
Dover Saddlery 525 Great Road
Littleton, Massachusetts 01460]

With a copy of any notices pertaining to a default to:

Eugene M. Magier, Esq.
Eugene M. Magier, PC
687 Highland Avenue
Suite 1
Needham, Massachusetts 02494
     14.16 Representations. Tenant acknowledges that neither Landlord nor Landlord’s agents, employees or contractors have made any representations or promises with respect to the Premises, the Shopping Center or this Lease except as expressly set forth herein.
     14.17 Jurisdiction. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.
     14.18 Entire Agreement. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and no subsequent amendment or agreement shall be binding upon either party unless it is signed by each party. The submission of this Lease shall not constitute an offer to Lease by Landlord and this Lease shall not be binding unless and until it is signed by Landlord and Tenant.
     14.19 Special Stipulations. Insofar as the following Special Stipulations and/or Special Provisions set forth on Exhibit “E” hereto conflict with any of the foregoing provisions, the Special Stipulations shall apply and control.
     14.20 Tenant Work. Promptly upon the tender of possession of the Premises by Landlord to Tenant, Tenant shall following receipt of its building permits commence and thereafter diligently pursue to completion all Tenant Work in the Premises in accordance with the requirements of Exhibit “C” attached hereto and by this reference made a part hereof and plans and specifications submitted to Landlord pursuant to Exhibit “C”.
     14.21 Effective Date. This Lease shall become effective on the last day that this Lease shall be executed by the parties herein and (except for the provisions contained in this Lease) delivered to each other which date is specified in paragraph 1 hereof (herein “Effective Date”).
     14.22 Gross Sales. (a) “Gross Sales” for purposes of this Lease means the actual sales prices of all goods, wares, and merchandise sold, all revenues and income derived from the Premises and the actual charges for all services performed by Tenant or by any subtenant, licensee, or concessionaire or others in, at, or from the Premises, whether for cash, credit, or otherwise, without reserve for inability or failure to collect (including interest, finance charges and service charges on time-payment sales, credit sales or layaways). Gross Sales shall include, subject to the following paragraph, sales, rents, receipts, and services

(1) where the orders therefore originate in, at, or from the Premises, whether delivery or performance is made from the Premises or from some other place, (2) made or performed by mail, telephone, or telegraph orders received at the Premises, (3) made or performed from the Premises or received at the Premises via e-mail, internet or other electronic method or mode, performed or received via any website established by Landlord for the Shopping Center containing a link to Tenant’s website, (4) made or performed by means of mechanical and other vending devices in the Premises, whether for the sale of goods, services, amusement, or otherwise, (5) which Tenant or any subtenant, licensee, or concessionaire in the normal and customary course of its business, would credit or attribute to its operations at the Premises or any part thereof (including interest, time-price differential, finance charges and service charges on-time payment sales, credit sales or layaways). Any deposit not refunded shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, irrespective of the time when Tenant receives payment therefore.
     (b) Gross Sales Exclusions. The following shall be excluded from Gross Sales: (1) any exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant’s business and not for the purpose of consummating a sale made in, at, or from the Premises, (2) returns to shippers or manufacturers, (3) cash or credit refunds to customers on transactions, otherwise included in Gross Sales, not in excess of the original selling price, (4) sales of fixtures, machinery, or equipment after use by Tenant and which are not stock-in-trade, (5) sales taxes, so-called luxury taxes, consumers’ excise taxes, gross receipts taxes, and other similar taxes now or hereinafter imposed upon the sale of merchandise or services, (6) the amount of returns to factories, bulk sales, wholesale transfers of merchandise, (7) finance charges received from credit card purchasers, (8) layaway, finance or service charges to customers, (9) workroom or alteration charges, (10) gift certificates until treated as a sale at the Premises pursuant to Tenant’s bookkeeping system, (11) insurance proceeds, (12) sales by vendor machines in non-sales areas for employee use, (13) value added taxes, (14) the extent of any employee discount, (15) uncollectible bad debts and charged off accounts, (16) supplementary services provided at Tenant’s cost (such as special order fees, postage and gift wrap fees), and (17) the extent of any discounts to senior citizens. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales. No deductions from Gross Sales shall be made for any amounts not originally included in Tenant’s Gross Sales (including returns of internet purchases).
     14.23 Use Restrictions. In addition to the restrictions in the preceding paragraph, Landlord represents, covenants and agrees that it shall not sell, operate or lease (or permit to be sold, operated or leased) within any portion of the Shopping Center any of the following uses: (i) a flea market; (ii) a funeral home; (iii) a facility for the sale of paraphernalia for use with illicit drugs; (iv) a facility for the sale or display of pornographic material (as determined by community standards for the area in which the Premises is located); (v) an off-track betting parlor; (vi) a carnival, amusement park, circus, tent sale, pumpkin patch, Christmas tree lot or “farmer’s market”; (vii) a facility for the sale of new or used motor vehicles, trailers or mobile homes; or (viii) a facility for any use which is illegal or dangerous or constitutes a nuisance.
     14.24 Representation by Landlord.
a.	Landlord represents, warrants and covenants to Tenant the following:
(i)	that all of the Shopping Center is zoned for commercial purposes, and that the Premises and Shopping Center are presently properly subdivided in conformity with all applicable laws;

(ii)	that Landlord is the fee simple owner of the Shopping Center;

(iii)	that the Shopping Center is subject to no restrictions or continuing regulations of any kind or nature whatsoever incompatible with Tenant’s use as contemplated by Section 4.1 herein and that there are no restrictions or restrictions in any operating agreements by which Landlord is bound which would adversely affect the uses described in Section 4.1 herein;
(iv)	that as of Landlord’s Delivery Date, the Premises are in good working order and condition, the roof is watertight and all utility systems are functional as required;

(v)	that Landlord has no notice of any proposed assessments other than as reflected on the current tax bill;

(vi)	that, to the best of Landlord’s actual knowledge, Landlord has not used, discharged, dumped, spilled or stored any “Hazardous Materials” (as defined herein) on or about the Shopping Center, whether accidentally or intentionally, legally or illegally, and has received no notice of such occurrence and has no knowledge that any such condition exists at the Shopping Center;

(vii)	that Landlord has no knowledge of any condition that would preclude Tenant from obtaining all permits and licenses in form reasonably acceptable to Tenant necessary for it to carry on its business on the Premises;

(viii)	that if Landlord is a corporation, limited liability company, partnership or trust, Landlord covenants that it is duly constituted under the laws of the state of its organization, and that its officer, member, manager, partner or trustee who is acting as its signatory in this Lease is duly authorized and empowered to act for and on behalf of the entity or trust;

(ix)	that there are no known judicial, quasi-judicial, administrative or other orders, injunctions, moratoria or pending proceedings against Landlord or the Shopping Center which preclude or interfere with, or would preclude or interfere with, the construction contemplated herein or the occupancy and use of the Premises by Tenant for the purposes herein contemplated;

(x)	that, to the best of Landlord’s knowledge, no third party has the right to object to Tenant’s tenancy hereunder, prohibit the selling of any products sold by Tenant or the uses allowed herein or the right to consent to any feature of the Premises or Tenant’s signage or cart corrals; and

(xi)	that none of the terms or provisions of this Lease conflict with any of the terms or provisions contained in any document or agreement, written or oral, affecting the Shopping Center and that the terms and provisions of any document or agreement, written or oral, affecting the Shopping Center do not conflict with any of the terms or provisions of this Lease, the REA or Ground Lease.
     If any of the foregoing representations are materially breached by Landlord, Tenant shall have the right to terminate this Lease, in addition to all other remedies provided by law, provided Landlord has had notice from Tenant of such breach, has had adequate time to cure such breach and has failed to do so.
     (b) All representations, warranties, covenants and indemnities contained in this Lease shall survive the expiration or earlier termination of the Lease.
     14.25 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, environmental remediation work whether ordered by any governmental body or voluntarily initiated or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Section 14.25 shall at no time operate to excuse Tenant from any obligations for payment of Minimum Rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due. Notwithstanding the foregoing, the provisions of this Section 23.5 shall at no time operate to excuse Landlord from performing and complying with all covenants hereunder nor the provisions of Section 2.3 (b).
     14.26 Landlord’s Covenant. If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall have quiet enjoyment to the Premises and shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.
     14.27 Tenant’s Signs. (a) Landlord hereby approves the Tenant’s signs shown on Exhibit “F” attached hereto. Tenant shall have the right, at its own cost, to install and maintain, replace and relocate for the Premises and Building such signs, awnings, lighting effects, and fixtures as are, or may be, from time to time used or adopted by Tenant. Tenant shall have the right to place Tenant’s standard paper signs in its windows in accordance with Tenant’s regular advertising and promotional programs, including “Coming Soon” or similar advertising prior to Tenant’s opening for business. In addition to signage on the front of the Premises, Tenant shall be permitted signage to the full extent permitted by law, including signage on the rear and side of the Demised Premises if permitted by law. Tenant shall be permitted to make application in Tenant’s name and that of Landlord if same is required for such signage. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, at its own cost, to install a rear or side customer and/or delivery entrance to its Premises, and/or place a sign on the rear or side of the Building or over such entrance, provided Tenant obtains all required governmental approvals.
          (b) Tenant shall have the right, if permitted by law, at its own cost, to install its sign as shown on Exhibit “F-l” on any pylon sign structure located on the Center or dedicated to the Center.
     14.28 Memorandum of Lease. A short form memorandum of lease, in substantially the form of Exhibit “H” attached hereto, shall be executed and acknowledged by the parties for the purpose of recording upon the Effective Date hereof. As a condition to this Lease, Landlord shall, at Tenant’s expense, record the Memorandum of Lease as aforesaid.
     14.29 Merchant’s Association; Marketing Fund. Tenant shall not be obligated to join or make any contribution to any merchants association or marketing fund.
     14.30 Hazardous Substances. (a) Tenant agrees that, except as herein set forth, it shall not generate, use, store, handle or dispose of on or transport over the Premises any “Hazardous Substances” (defined below) in violation of any “Environmental Laws” (defined below). Tenant may sell and/or use household and automotive cleaning supplies, office supplies and other chemicals in standard retail containers as are commonly sold by grocery stores, supermarkets, discount stores and/or drugstores.
          (b) If, at any time during the Term, Hazardous Substances are found in the Premises or in the Shopping Center, then, in such event:
     (i) with regard to any Hazardous Substances that Tenant shall not have caused, Landlord shall remove same, in compliance with applicable Environmental Laws, at Landlord’s sole cost and expense. Landlord shall defend, indemnify, and hold Tenant harmless from and against any and all costs, damages, expenses and/or liabilities (including reasonable attorneys’ fees) which Tenant may suffer as a result of any claim, suit or action regarding any such Hazardous Substances (whether alleged or real) and/or regarding the removal and clean-up of same or resulting from the presence of such Hazardous Substances. The representation, warranty and indemnity of Landlord described in this Section shall survive the termination or expiration of this Lease.

     (ii) with regard to any Hazardous Substances caused by Tenant, Tenant shall remove same, in compliance with applicable Environmental Laws, at Tenant’s sole cost and expense. Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all costs, damages, expenses and/or liabilities (including reasonable attorneys’ fees) which Tenant may suffer as a result of any claim, suit or action regarding any such Hazardous Substances (whether alleged or real) present due to Tenant and/or regarding the removal and clean-up of same or resulting from the presence of such Hazardous Substances. The representation, warranty and indemnity of Tenant described in this Section shall survive the termination or expiration of this Lease.
(c) The term “Hazardous Substance” includes, without limitation, any material or substance which is (i) defined or listed as a “hazardous, waste”, “extremely hazardous waste”, “restrictive hazardous waste” or “hazardous substance” or considered a waste, condition of pollution or nuisance under any Environmental Law (as defined below); (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos containing materials; and/or (iv) substances known to cause cancer and/or reproductive toxicity. The term “Environmental Law” shall mean any federal, state or local law, statute, ordinance, rule, regulation, order, consent, decree, judgment or common-law doctrine, interpretation thereof, and provisions and conditions of permits, licenses, plans, approvals and other operating authorizations whether currently in force or hereafter enacted relating to health, industrial hygiene or the environmental conditions on, under or about the Premises or the Shopping Center, as such laws are amended and the regulations and administrative codes applicable thereto. It is the intent of the parties hereto to construe the terms “Hazardous Substance” and “Environmental Law” in their broadest sense.
     14.29 Exhibits. The following exhibits are attached hereto and made a part hereof:

Exhibit “A”	—	Legal Description of the Shopping Center
Exhibit “A-1”	—	Site Plan
Exhibit “B”	—	Rules and Regulations
Exhibit “C”	—	Tenant Work Requirements and Landlord’s Reimbursement
Exhibit “D”	—	Landlord’s Work
Exhibit “E”	—	Special Provisions
Exhibit “F”	—	Signage
Exhibit “F-1”	—	Pylon Sign
Exhibit “G”	—	SNDA Agreement
Exhibit “H”	—	Memorandum of Lease
[SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease this day and year first above written.

LANDLORD: STONEWOOD PARTNERS, LLC
By:	/s/ Edward Lee
Edward Lee
Its Managing Member

TENANT: DOVER SADDLERY RETAIL, INC. d/b/a DOVER SADDLERY
By:	/s/ Stephen L. Day
Stephen L. Day
Its Chairman

(CORPORATE SEAL)

EXHIBIT “A”
STONEWOOD VILLAGE
LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lots 1110 and 1123 of the 2nd District, 2nd Section, Fulton County, Georgia, and being more particularly described as follows:
BEGINNING at an iron pin located at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the Northwesterly right-of-way of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distances:
North 87° 29’ 29” West, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123.81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” West, a distance of 149.76 feet to an iron pin;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30” West, a distance of 96.38 feet to an iron pin;
Thence leaving said right-of-way and running North 03° 06’ 55” East a distance of 712.49 feet to an iron pin; thence South 89° 02’ 07” East a distance of 964.78 feet to an iron pin; thence South 03° 40’ 26” West a distance of 170.00 feet to an iron pin; thence South 53° 17’ 45” East a distance of 220.00 feet to an iron pin; thence South 86° 17’ 45” East a distance of 10.00 feet to an iron pin located on the Northwesterly right-of-way of Cogburn Road; thence along said right-of-way South 03° 42’ 15” West a distance of 310.00 feet to an iron pin located on the Northerly right-of-way of Georgia Highway 9 and the Point of beginning, containing 15.6 acres and designated Tracts I, II and III, as shown by survey for Ingles Markets, Inc. prepared by Quadra-Tech, Inc. and stamped by Wendell Walls, Jr., Georgia Registered Land Surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
AND:
All that tract or parcel of land lying and being in Land Lots 1110 and 1123 of the 2nd District, 2nd Section, Fulton County, Georgia, and being more particularly described as follows:
To find the Point of Beginning, commence at an iron pin locate at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the Northwesterly right-of-way of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distance:
North 87° 29’ 29” West, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123.81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” West, a distance of 149.76 feet to an iron pin;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30” West, a distance of 96.38 feet to an iron pin;
And the POINT OF BEGINNING; from the Point of Beginning as thus established, run along the Northerly right-of-way of Georgia Highway 9 South 77° 03’ 3” West a distance of 176.72 feet to an iron pin; thence leaving said right-of-way and running North 02° 48’ 57” East a distance of 509.75 feet to an iron pin; North 03° 40’ 26” East a distance of 245.25 feet to an iron pin; thence South 89° 02’ 07” East a distance of 170.22 feet to an iron pin; thence South 03° 06’ 55” West a distance of 712.49 feet to an iron pin located on the Northerly right-of-way of Georgia Highway 9 and the Point of Beginning, as shown on survey for Ingles Markets, Inc. prepared by Quadra-Tech, Inc. and stamped by Wendell Walls, Jr., Georgia Registered Land surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
TOGETHER WITH the easements granted pursuant to that certain Reciprcoal Easement Agreement between Harbin B. Kay, Irene Kay, Forrest Benson, Marie K. Benson, Ingles Markets, Incorporated and Lamar Frazer, Inc., dated October 3, 1985, and recorded in Deed Book 9750, Page 327, Fulton county, Georgia records, as modified by Amendment to Reciprocal Easement Agreement dated March 31, 1986, and recorded in Deed book 10032, Page 474, aforesaid records.
EXHIBIT A

EXHIBIT “A-1”
SITE PLAN

DETENTION POND
COGBURN RIDGE WAY
COGBURN ROAD
REST.
OUTPARCEL
RESTAURANT
SHOPS C
"NO BUILD" AREA
TOTAL SITE AREA= 777,386 SQ. FT.

WAKEFIELD BEASLEY & ASSOCIATES

ARCHITECTS. INTERIO

STONEWOOD VILLAGE

PAGE 1 of 2

LEASE PLAN

PSP 002

1 FLOOR PLAN

2 FRONT ELEVATION

3 KEY PLAN

WAKEFIELD BEASLEY & ASSOCIATES

ARCHITECTS INTERIORS

STONEWOOD VILLAGE

Page 2 of 2

SUITE 112

LOD

EXHIBIT “B”
STONEWOOD VILLAGE
RULES AND REGULATIONS
     Tenant covenants and agrees to comply with the following rules and regulations during the Term.
     1. No sign, advertisement, display, notice, or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside of the Premises shall be used in connection with the conduct of tenants business in the Premises or elsewhere without, in each instance, the prior written consent of Landlord. All such signs, displays, advertisements, and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant’s expense and risk. Tenant shall not use handbills for advertising at the Shopping Center.
     2. No awning or other projections shall be attached to the outside walls of the Premises or the building of which they form a part without, in each instance, the prior written consent of Landlord.
     3. All loading and unloading of goods shall be done only at such times, in the areas and through entrances designated for such purpose by Landlord.
     4. All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed in the area specified by Landlord and prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant’s cost, provided such cost shall be competitive to any similar service available to Tenant. Tenant will not install or cause to be installed any automatic garbage disposal equipment without the prior written consent of Landlord.
     5. No radio or television or other similar device shall be installed without, in each instance, Landlord’s prior written consent. No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds without, in each instance, the prior written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.
     6. No loud speakers, television sets, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.
     7. No sales advertised as auction, fire, bankruptcy, or selling-out sales shall be conducted on or about the Premises.
     8. During the operating period, Tenant shall keep Tenant’s display windows illuminated and the signs and exterior lights lighted each day and every day of the Term hereof during the hours designated by Landlord.
     9. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.
     10. Tenant shall not place or maintain any merchandise, security devices, signs or other articles in any vestibule or entry of the Premises, or on the sidewalks or in any other Common Areas of the Shopping Center.
     11. Tenant shall not make or permit any noise or odor which Landlord deems objectionable to emanate from the Premises.

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     12. Tenant shall not suffer, allow, or permit any vibration, light, or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow, or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort, or convenience of Landlord or any of the other occupants of the Shopping Center or their customers, agents or invitees or any other lawfully in or upon the Shopping Center. Upon notice by Landlord to Tenant that any of the aforesaid is occurring Tenant agrees to forthwith remove or control the same.
     13. Tenant shall restrict parking by Tenant, its officers, employees and agents to employee parking areas designated by Landlord.
     14. Tenant shall at Tenant’s cost engage such pest extermination contractor as Landlord may approve and at such intervals as Landlord may require, but no less than monthly.
     15. Tenant at its expense shall participate in any reasonable window cleaning program that may be established by Landlord for all or substantially all other stores in the Shopping Center and shall not permit window cleaning or other exterior maintenance or janitorial services in and for the Premises to be performed, except during reasonable hours designated for such purposes by Landlord.
     16. Tenant shall not operate any coin or token vending machine or video games, pinball machine or other entertainment devices or any coin operated device for the sale of any goods, wares, merchandise, food, beverages, or services.
     17. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

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EXHIBIT “C”
STONEWOOD VILLAGE
TENANT’S WORK
     1. Design of Tenant’s Work. Tenant shall, at Tenant’s expense, complete the improvements to the Premises in accordance with final detailed plans and specifications (hereinafter referred to as the “Plans”) of Tenant’s Work submitted to and approved by Landlord in writing. All construction and installation, unless Landlord otherwise consents in writing, shall be in accordance with the approved Plans. The approval by Landlord of the Plans does not constitute such prior written consent unless otherwise expressly provided in the Plans. Tenant shall submit its plans and specifications to Landlord for its approval as soon as practicable after the execution of this Lease by both parties.
     2. Construction of Tenant Work. Tenant shall, at Tenant’s expense, procure all permits and licenses and make all contracts necessary for the construction of Tenant Work. All of Tenant’s Work shall conform to all applicable statutes, ordinances, regulations, and codes, shall be in accordance and compliance with the Plans approved by Landlord.
     3. Completion of Tenant Work. Tenant shall use reasonable efforts and due diligence to complete Tenant Work following receipt of its permits.
     4. Insurance and Indemnity. Tenant shall require its contractors and subcontractors to furnish Landlord or Landlord’s contractor with evidence of insurance coverage as may be required by Landlord prior to the performance of any work by Tenant’s contractors or subcontractors; including without limitation a builder’s risk policy acceptable to Landlord, naming Landlord and its mortgagee as additional insureds and insuring Landlord and its mortgagee as their interests may appear. Tenant also agrees to indemnify and hold Landlord harmless from and against any claims, actions, losses, costs, fees (including reasonable attorneys’ fees) or damages resulting from the intentional or negligent acts or omissions of Tenant, its agents, employees, contractors, or subcontractors in the performance of Tenant’s Work, except for matters arising from Landlord’s sole negligence or willful misconduct.
     5. Special Provisions Applicable to Tenant Work. Tenant Work shall be performed in a first-class and workmanlike manner and all improvements constructed pursuant thereto shall be in good and useable condition at the date of completion. Tenant and Tenant’s contractors are limited to performing their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal from the Premises and the Shopping Center of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises. Tenant shall exercise due diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging the Common Areas or any of the other stores located in the Shopping Center.
     6. Roof. Tenant shall not penetrate, puncture, or otherwise go upon or work upon any portion of the roof, including, but not limited to that portion of the roof over the Premises, without obtaining the prior written consent of Landlord.
     7. Lien Waivers, Etc. Upon completion of Tenant Work in accordance with the Plans, Tenant shall give Landlord written notice thereof and shall simultaneously with such written notice furnish Landlord with the following documents all in a form and substance acceptable to Landlord:
(a)	A certificate of occupancy or temporary certificate of occupancy or equivalent document issued by the appropriate governmental authority, if applicable;

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(b)	An Affidavit from Tenant’s general contractor, architects, engineers and all other persons performing work or supplying that all subcontractors have properly completed the portion of the Tenant Work for which they were responsible and the cost of all such labor, material, supplies, and services incorporated in Tenant Work has been paid in full and waiving all liens and claims arising as a result of such work;

(c)	An estoppel certificate from Tenant; and

(d)	Evidence that the Tenant Work has been substantially completed in accordance with the Plans.

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EXHIBIT “D”
STONEWOOD VILLAGE
LANDLORD’S WORK
Notwithstanding any provision contained in the Lease to the contrary, Landlord shall be required to provide Tenant a minimum of thirty (30) days prior written notice of Landlord’s Delivery Date of possession of the Premises. Tenant may, but shall not be required to accept Possession of the Premises prior to the expiration of such thirty (30) day notice period. Landlord’s Work shall refer to the installation of the following items in the Leased Premises at Landlord’s sole cost and expense pursuant to Tenant’s drawing and prior to Tenant taking possession of the Leased Premises:
     Exterior
1.	All Landlord Canopies or Fascias shall be at least 10’ above the ground to provide a clear and unobstructed view of the storefront.

2.	Tenant shall have the right at tenant’s option to install decorative awnings on the exterior of tenant’s store front, subject to Landlord approval.

3.	Landlord shall not permit or cause to be installed any obstruction to the storefront area between tenant’s lease lines. The obstructions are meant to include, but not be limited to pay phones, newspaper or other vending machines, waste receptacles or any signage not related to tenant.

4.	Tenant shall be permitted to install its typical sign. Landlord shall also permit Tenant to install signage on the rear exterior of the demised premises at Tenants sole discretion and per applicable local ordinances and Landlord signage criteria.

5.	Tenant shall have the right to install signage on any current or future pylon or monument signs at Tenants sole discretion and expense.

6.	Tenant shall have the right to have a storefront pop-up element, for width of the storefront, to be used for Tenants purposes and signage, if pop-up element works in Landlord’s design for new storefronts.
     Interior Finishes
     Concrete floor slab
1.	A minimum of 4” (inch) poured/reinforced slab throughout to accept Tenant’s finishes.

2.	Existing slabs are to be delivered to Tenant with all previous flooring finishes removed and ready to accept the proper application of new Tenant finishes.

3.	Slab to be smooth troweled and one even elevation throughout. Changes in slab elevation will be Landlord’s responsibility to correct to accommodate Tenant’s drawings/finishes.

4.	Slab elevation differences from mall to Lease Premises will be ramped to meet or exceed ADA requirements.

5.	Expansion joints located within the Leased Premises will be Landlord’s responsibility to properly prepare for the installation of Tenant’s finishes, per Tenant’s plans.
     VCT Flooring
1.	Landlord to provide VCT tile/vinyl base in toilet rooms and backroom area per Tenant’s drawings. Unless otherwise agreed upon by Tenant and Landlord.
     Demising Walls
1.	All demising walls at the perimeter of the Leased Premises are to be built on 3 5/8” (inch) or 6” if deck height requires it, metal studs 16” o.c. — 5/8” (inch) sheetrock, taped, spackled and sanded to receive Tenant finishes and meet or exceed local building codes. All perimeter walls to be built to underside of the roof deck and sealed per code.

2.	Landlord to remove existing interior partition/demising walls to accommodate new leased layout and Tenant’s drawings.
     Partition Walls
1.	Landlord shall provide Sales area / non-sales areas walls to be constructed in accordance with Tenant’s Plans, per code and local ordinances. Construction of all partition walls shall be from the floor to the drop ceiling if permitted by all applicable codes and governing laws, otherwise such partition walls shall be constructed up to the roof deck per applicable codes.

2.	Landlord shall provide Stock /sales door specifications to be per Tenants specifications and located per tenants drawings and local ordinances.
     Insulation (new construction)
1.	Landlord to provide a minimum of 3/4” (inch) Styrofoam insulation to be incorporated at all exterior block walls. Unless otherwise agreed upon by Tenant and Landlord.
     Storefront (Strip Centers)
1.	In the event Landlord will construct new storefront, Tenant shall have input on the style and design of the storefront prior to signing the lease. This must be agreed on by both Tenant and Landlord with approved drawings.

2.	Storefront doors — Landlord shall give $1500 credit to Tenant for Tenant provided double swing wood doors with concealed hinge double acting doors. Standard 6’ opening.

3.	Storefront bulkhead must be no greater than 6” (inch) A.F.F.

4.	Landlord to provide doors to be installed as per Tenant’s drawings.

5.	Tenant to provide one (1) set of double doors, located per Tenant’s plans. (Landlord Credit $1500)

6.	Sign band to be smooth, clear, free of holes and old sign outlines, etc.
     Restrooms

1.	Landlord to provide toilet facilities in accordance with governmental and local codes (including, but not limited to, ADA requirements). Toilets shall consist of, but not limited to, plumbing fixtures (water closet, lavatories, etc.) and all of its associated piping valves, fittings, etc. required to meet or exceed standards established by all governing codes. The facilities are also to be equipped with privacy locks, paper towel holders, toilet tissue holder, light fixtures and exhaust fans and all of their associated controls. ADA Grab-bars to be installed to support maximum of 250 lbs. (Landlord shall credit basic package if Tenant chooses to upgrade)

2.	Landlord to also provide one six (6) gallon hot water heater (per lavatory) complete with gate and check valve, unions, pressure and temperature relief devices and drain pan in accordance with Tenant drawings.

3.	Landlord is required to provide a fully functional handicap toilet facility (ies) in accordance with all governing codes and ordinance relative to the construction and quality of the facility required.

4.	Toilets to be located at rear of Leased Premises per Tenant’s drawings.

5.	If local code requires public access to toilet facilities the Landlord shall be responsible to provide accessible facilities per Tenant’s drawings.

6.	Ceiling in restroom (s) is (are) to be drywall at 8’ 0”, having a plywood deck. Walls in Toilet facilities to be to be Marlite (or equal) F.R.P.P — 140 Ivory with trim provided by manufacturer. Marlite (or equal) to be installed to a height of 42”minimum.

7.	Landlord to provide required Tenant’s slop sink and water cooler to meet or exceed all latest local codes and ADA requirements. Location to be as indicated on Tenant’s drawings.
     Rear Door
1.	Hollow core metal door and frame with crossed pin hinges for security, peep-hole, Detex alarm, door pull, kick plate, latch guard on exterior and any ramps or stairs necessary to meet or exceed local codes and ADA. Rear door to be located per Tenant’s plans.

2.	Landlord to weld shut and adequately seal off any additional rear exits within the space.
     Sprinklers
1.	Where required, Landlord, at its sole cost and expense, shall furnish and install a complete hydraulically designed automatic wet sprinkler system in accordance with all local codes, N.F.P.A. and Tenant’s insurance underwriter requirements. System shall be coordinated and be in full compliance with Tenant’s plans and specifications. If system is already in place, any modifications required to meet Tenant’s design criteria shall also be done at Landlord’s expense. System shall also include, but not limited to, supervisory valves, water flow indicators, test connections, drains etc. as required. Heads shall be semi-recess centered in ceiling tile.

All Sprinkler mains and branches shall be a minimum of 14’ 6”” clear A.F.F. (UNLESS CEILING IS HIGHER THAN 15’ THEN BRANCHES SHALL BE MIN OF 2’ FROM TOP OF DECK)
     Ceiling

1.	Landlord shall provide a credit to Tenant for a standard drop ceiling and Tenant shall provide and install the required drop ceiling at Tenant expense. Landlord shall not deduct the cost of the drop ceiling out of Landlord’s Cash Allowance or Tenant Improvement Allowance.

H.V.A.C.

Landlord shall furnish and install a fully operational new H.V.A.C. system complete with the following:

1.	New packaged air conditioning unit including integrated economizer, enthalpy controls, smoke detectors, prefabricated roof curbs, structural support and condensate piping. Units shall be of type and capacity, which provides the highest level of performance and efficiency rating. Contractor shall restrict RTU unit manufacturers to available models of CARRIER, LENNOX or YORK of equal quality and performance. Other manufactures will be subject to Tenant approval.

2.	Supply and return (direct) distribution ductwork (low pressure; 2 in.wg; low velocity 2400 FPM as defined by SMACNA standards) and accessories including diffusers, registers, transfer grilles, louvers, balancing dampers, fire and smoke dampers and all required supports and hangers.

3.	Automatic temperature controls shall (BE PROVIDED BY TENANT, and landlord shall credit basic thermostat cost) consist of individual thermostats for each unit with remote sensors to be located near return air registers in served areas (approximately 90” above finished floor). Each thermostat shall be provide by Tenant and located per Tenant’s drawings.

4.	Exhaust, fans and associated ductwork, dampers and controls.

5.	Separately controlled supplementary electric duct heater to serve the stock room area.

6.	Duct installation and/or lining as indicated on Tenant’s drawings.

7.	Smoke evacuation (purge) system complete with fans, controls, ductwork, dampers, etc. if and when required by local codes and other authorities having jurisdiction.

8.	Testing, balancing, cleaning, adjusting and placing in operation all systems and requirements specified under this section of the specification.
System design criteria shall be in accordance with the latest edition of the ASHRAE FUNDAMENTALS GUIDE AND DATA BOOK. All applicable codes and requirements and shall reflect good engineering practice. System design, drawings and specifications are to be prepared and certified by an Architect or Professional Engineer registered in the state where the project is located.
System total capacity is to be determined on the basis of one (1) ton per every 225 sq. ft. of Leased Premises leasable area.
All compressors shall include a five (5) year extended warranty, all heat exchangers shall have a ten (10) year warranty and all heat strips shall have a five (5) year warranty.
Electrical
Landlord shall provide a completely energized and separately metered electric service to the Leased Premises consisting of, but not limited to, the following sizes and capacities:

1.	A minimum 400 amp (at 120/208v. 3ph. 4w) electrical service is required if the Leased Premises has a gross leasable area of up to 5,000 sq. ft.

2.	A minimum 500 amp (at 120/208v. 3ph.4w) electrical service is required if the Leases Premises has a gross leasable area from 5001 sq. ft. to 8,000 sq. ft.

3.	Dedicated IG circuits shall be provided by Tenant.
If 277/480v. 3ph 4w service is available; the required service capacities shall be approximately one-half of those shown above. When Landlord is supplying air cooled — all electric heat pump type rooftop units an additional 150 amps (at 120/208v. 3ph. 4w) shall be added to the electrical service capacities shown to accommodate simultaneous operation of the units compressors and electric heater during system’s defrost cycle. (applicable only for locations subject to outdoor conditions lower than 40 degrees Fahrenheit).
LANDLORD shall provide as part of his work all labor, material, equipment and services required to render Tenant with a complete and workable electrical system consisting of but not limited to the following:
1.	Separately metered electric service to Leased Premises, including service and metering equipment.

2.	Panel boards and safety switches.

3.	Dry type transformers (when required).

4.	Fire alarm and/or smoke detection system if and when required by local codes and/or local Fire Dept.

5.	Wiring of equipment and/or devices provided by Landlord for other trades, (eg. hot water heater motorized door grilles, space heaters, etc.).
Electrical panels are to be delivered “HOT” with a minimum of 42 circuits breakers per panel and main disconnect. Multiple panels will only be accepted if required by voltage characteristics and circuit quantity and must be located directly adjacent to each other and fed though one (1) electrical meter. Multiple meters will not be accepted. (UNLESS APPROVED BY TENANT).
Electrical panels are to have switchable type bolt -on — breakers (snap on or plug on breakers are not acceptable) and copper bus bars.
Convenience duplex outlets shall be mounted as per Tenant’s drawings).
Landlord shall provide a single ceiling mounted receptacle outlet for every 12 linear ft. of glazed store front and any portion thereof (display or show window) and wired in accordance with applicable provision of the NATIONAL ELECTRIC CODE (N.C.E.)
Lighting
1.	Back stock area and Bathroom: Landlord to provide as a minimum and where not subject to stricter local codes and/or State Energy Conservation Code requirements. Use electronic type ballast with “OCTRON T8” lamps where such requirement applies. Fixture specification: 2x4 parabolic 9 cell 2u tube electronic ballast premium finish /with T8 lamps. Provided and installed by Landlord. (1 fixture for every 65 square feet of space in the Leased Premises back stock and bathroom only.)

2.	Retail Space area: Tenant to provide all lighting and installation for retail space including emergency light and exit signs.
Non Structural Elements.
1.	Only structural columns shall be allowed in the premises.

2.	Landlord at Landlord’s sole cost and expense shall remove and /or remedy per code requirements any and all other structural elements pursuit to tenants plans. Such items shall include but not be limited to shear walls, cross-bracing, utility chases, interior load bearing walls, and roof drains.
XII-2 Performance of Landlord’s Work
(a)	Landlord’s Work shall be performed in a first class and workmanlike manner and in compliance with all applicable local, state and Federal laws, ordinances, rules and regulations and shall be in good and usable condition on the date of delivery to Tenant.

(b)	Landlord shall provide within 30 days of receipt of working drawings, any comments requiring tenant to materially change tenant’s drawings. If Landlord fails to return drawings in such time period then drawings will be considered deemed approved. Within sixty (60) days after delivery of possession of the Leased Premises to Tenant, Tenant shall furnish Landlord with a punch list of remaining work or unfinished items and Landlord shall perform such work within thirty (30) days after such punch list is delivered to Landlord.

(c)	Landlord warrants that Landlord’s Work shall be free of defects in workmanship and materials for a period of (1) year after the Commencement Date and if Tenant shall give notice of any defect(s) to Landlord within such one (1) year period. Landlord shall, at Landlord’s sole expense, promptly repair or replace such defective items. Any such work shall be done expeditiously and without material interference to Tenant in its use and operation of the Leased Premises.

(d)	Landlord shall be required to deliver to Tenant any warranties from equipment and machinery located within the Leased Premises which Tenant is obligated to maintain.

(e)	Landlord to ensure that all hazardous materials have been removed from the site and that all local state and federal certifications have been obtained and copies have been forwarded to Tenant at lease execution.

EXHIBIT “E”
STONEWOOD VILLAGE
SPECIAL PROVISIONS
1. Minimum Rent. Minimum Rent shall be as follows (to be paid monthly in advance, without demand, deduction or set off):

Years	Rent Per Sq. Foot	Annual Rental	Monthly Rental
1-5	$16.50	$165,000.00	$13,750.00
6-10	$18.15	$181,500.00	$15,125.00
     Based upon a floor area of Premises of 10,000 square feet
2. Construction Allowance. Landlord shall reimburse Tenant up to Fifteen Dollars ($15.00) per square foot of floor area of the Premises ($150,000 based upon a floor area of 10,000 square feet) for the cost of Tenant’s Work (“Landlord’s Cash Allowance”). Landlord shall pay fifty (50%) percent of Landlord’s Cash Allowance to Tenant upon Tenant’s substantial completion of Tenant’s Work and the balance upon Tenant’s opening for business in the Premises and furnishing to Landlord the following:
(i) Copies of paid invoices documenting the actual cost incurred by Tenant to complete Tenant’s Work within the Premises;
(ii) Landlord’s receipt of an original notarized final lien waiver of Tenant’s general contractor in form reasonably satisfactory to Landlord stating that (i) Tenant’s Work has been fully completed in accordance with the plans and specifications approved by Landlord, subject, however, to Landlord’s verification thereof, and (ii) all subcontractors, laborers and material suppliers have been paid in full; and
(iii) A certificate of use and occupancy or temporary use and occupancy or equivalent document for the Premises issued by the appropriate governmental authority.
     Notwithstanding anything to the contrary contained herein, Landlord reserves the right to offset against Landlord’s Cash Allowance any delinquent amounts due to Landlord by Tenant accrued hereunder. In the event that Landlord fails to timely pay the Landlord’s Cash Allowance and such failure continues for more than thirty (30) days after receipt of notice thereof from Tenant and Tenant’s satisfaction of the foregoing requirements, then Tenant shall have the right to deduct the amount of the Landlord’s Cash Allowance due until paid in full, from installments of up to fifty percent (50%) of Minimum Rent due or to become due hereunder, plus interest thereon at the Lease Interest Rate (as defined in paragraph 10.1 of the Lease), until said Landlord’s Cash Allowance is paid in full. Tenant agrees to pay and be responsible for all costs and expenses in excess of the Landlord’s Cash Allowance that are incurred in connection with the design, permitting, construction and completion of Tenant’s Work. Tenant (including Tenant’s contractors and vendors) may enter the Premises approximately thirty (30) days prior to the anticipated date of delivery of the Premises to Tenant for the purposes listed herein, without such entry constituting acceptance of the Premises. Such purposes are: taking measurements, installation of carpeting, telephones, fixtures, equipment, and furniture and the like.
3. Intentionally omitted.
4. Intentionally omitted.

4. Early Termination. Notwithstanding any contrary provision contained within this Lease, including the obligation of Tenant to pay Minimum Rent and additional rent hereunder, should the total of Tenant’s Gross Sales (as that term is defined in Section 14.22 herein) for the fourth (4th) Lease Year of the Lease Term hereunder, not equal or exceed the sum of $3,500,000.00, as evidenced by an audited statement of Gross Sales, then Tenant may, upon thirty (30) days prior written notice to Landlord, given by certified mail, return receipt requested, terminate this Lease; provided such notice is given within ninety (90) days after the end of such fourth (4th) Lease Year of the Lease Term and if such notice shall be given then this shall terminate 30 days following Tenant’s providing such notice and neither party shall be further obligated hereunder. Despite any such election to terminate, Tenant shall remain liable for the performance of all terms, covenants and conditions contained in this Lease which accrue through the effective date of such termination. Tenant agrees that if Tenant terminates this Lease after the end of the fourth (4th) Lease Year of the Lease Term as aforesaid, then in addition to paying to Landlord any other amounts due and owing hereunder up to such effective termination date, Tenant shall pay to Landlord by the termination date, a Termination Fee equal to the unamortized portion (using a twelve (12) year straight line calculation) of both the Landlord’s Cash Allowance as set forth in Section 2 of this Exhibit “E” and the Broker’s commission paid by Landlord as set forth in Section 14.7 of the Lease.
5. Notwithstanding anything to the contrary set forth herein, any increase in real estate taxes which result from a reassessment occasioned by the sale or transfer of the Shopping Center, or any part thereof, shall not be chargeable to Tenant except once each five (5) years.
6. Intentionally omitted.
7. Continuing Co-Tenancy. Notwithstanding anything to the contrary contained herein, in the event less than sixty-five percent (65%) of the tenants in the Shopping Center, excluding the Premises, are open and operating in the Shopping Center, and Landlord fails to cause replacement tenants as the case may be, to reopen in such space (“Co-tenancy Requirement”) within one hundred eighty (180) days after the closing of more than sixty-five percent (65%) of the tenants in the Shopping Center, Tenant’s duty to pay Minimum Rent shall be suspended from the one hundred eighty-first (181st) day after such closing occurs until the Co-Tenancy Requirement is met and Tenant shall pay to Landlord, in lieu of Minimum Rent and additional rent, by the twentieth (20th) day of each month thereafter, an amount equal to four percent (4%) of Tenant’s Gross Sales for the preceding month, but not to exceed the amount due as Minimum Rent under the terms of this Lease for such period, plus ancillaries due under the Lease. If such closed store(s) fail to reopen by the end of the twelfth (12th) month after such store(s) originally closed, Tenant may terminate this Lease upon sixty (60) days written notice delivered to Landlord within the ninety (90) day period following the end of such twelfth (12th) month period, provided, however, Tenant’s termination shall be void in the event of the curing of the Co-Tenancy Requirement prior to the expiration of the Notice Period. If Tenant fails to terminate within such ninety (90) day period (“Notice Period”), the Minimum Rent due hereunder shall once again become due and payable on the first day of the month following the end of the Notice Period.
7. Landlord acknowledges that it is responsible for all repair, maintenance and replacement ofthe roof and structural portions of the Premises, which costs shall not be billed in any manner to Tenant as Operating Costs or additional rent. Landlord warrants the roof of the Premises will be free of leaks upon delivery of Possession.
8. Landlord agrees to allow Tenant a panel on both sides of the pylon sign closest to Tenant’s location. Said Tenant panels to be constructed and installed at Tenant’s expense.
9. Notwithstanding anything to the contrary set forth herein, no consent of Landlord shall be required with respect to any intra-family assignments and sublettings, such as affiliate transfers, parent-sub transfers and the like as long as any assigns, transfers or sub-parents have equal or greater net worth as Tenant and no consent required for assignment or subletting of more than ten (10) store locations for the Permitted Use.

EXHIBIT “F”
SIGN CRITERIA
All signs will be with the approval of the Landlord, such approval not to be unreasonably withheld. The location of the sign will be determined by the Landlord.
The construction and erection of the sign will be done at Tenant’s sole expense by a sign company recommended by Landlord in order to assure conformity of design, material and final appearance. Sign construction is to be completed in compliance with code requirements and to be permitted by Tenant. The sign criteria as established by the Landlord shall be in accordance with the following:
GENERAL
DESCRIPTION: individual channel letters (illuminated) on raceway mounted to building fascia with transformers in raceway. All letters to be mounted to fascia with non-corrosive hardware.
CONSTRUCTION: Letters to be fabricated from .063 aluminum backs, .063 aluminum returns. Returns to be 5” deep. Letters to be primed and painted white inside letters, outside bronze.
FACES: Faces to be 3/16” plexiglas with 1” Jewelite trim.
ILLUMINATION: Letters to be illuminated with 13mm neon with transformers in raceway.
RACEWAY: Raceway to be fabricated from .063 aluminum and angle. Primed and painted to match store front.
HEIGHT: Maximum letter height to be 24” and minimum letter height to be 12”, centered both vertically and horizontally.
LOGOS: Logos will be considered by the Landlord on an individual Tenant basis and shall be subject to the Landlord’s approval at his sole discretion.
WIDTH: The horizontal spread or width of the Tenant’s sign cannot exceed 70% of the Tenant’s overall storefront width.
Any and all Tenant signage is subject to the Landlord’s prior review and approval and such approval must be obtained by the Tenant prior to fabrication of the sign.
The Landlord reserves the right to approve all sign companies or sign contractors and it is recommended that the Tenant contact only reputable sign companies.
In order for the Tenant to secure the Landlord’s approval, please have your sign company prepare four (4) blueprint drawings showing the proposed signage, specifications and method of installation. The drawings should be submitted to the Landlord’s Leasing Agent for transmittal to the Landlord accordingly.

EXHIBIT G
SNDA

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION, NONDISTURBANCE AND AGREEMENT (the “Agreement”), dated the ________ day of ____, by and between ________, a ________ (hereinafter called “Lender”) and DOVER SADDLERY RETAIL, INC. D/B/A DOVER SADDLERY, a Massachusetts corporation (hereinafter called “Tenant”).
WITNESSETH:
     WHEREAS, Tenant and STONEWOOD PARTNERS, LLC, a Georgia limited liability company (“Landlord”) have entered into that certain lease (the “Lease”) dated December ___, 2007 pertaining to certain premises within the real property described on Exhibit “A” attached hereto and by this reference incorporated herein, located at Highway 9 and Cogburn Road, in Fulton County, Alpharetta, Georgia 30004 (the “Shopping Center”); and
     WHEREAS, Tenant wishes to be assured of its continued use and occupancy of the Shopping Center including the Common Area (as defined in the Lease) under the terms of the Lease, notwithstanding any breach or default by Landlord or the exercise of any remedies under the Deed of Trust; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:
     1. SUBORDINATION. The Lease is and shall be subject and subordinate to the Deed of Trust referenced above, and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the “Deed of Trust”). Notwithstanding the foregoing subordination or the terms and provisions contained in the Deed of Trust to the contrary, Lender agrees that all condemnation awards and proceeds of insurance affecting the Shopping Center or any of Tenant’s interests under the Lease shall be used, distributed and applied in the manner provided in the Lease. In no event shall any of Tenant’s trade fixtures, inventory, equipment, furniture and furnishings, accounts, books or records or other assets be or become subject or subordinate to the lien in favor of Lender.
     2. NONDISTURBANCE. Tenant’s possession, use and enjoyment of the Premises and the Shopping Center shall not be interfered with, disturbed or diminished, or otherwise affected in any manner as a result of any act or omission of Landlord, or any exercise of any remedies under the Deed of Trust, including a Foreclosure (as defined below) and all rights and privileges of Tenant under the Lease, and any renewals, modifications, or extensions thereof, shall be recognized by Lender and any Successor Landlord (as defined in paragraph 3 below). As used in this Agreement, “Foreclosure” means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Deed of Trust, or any deed or other transfer in lieu thereof. Lender will not join Tenant as a party in any Foreclosure unless such joinder shall be required by law and Tenant shall not thereby be subjected or exposed to any liability, cost or expense, and such joinder shall not result in the termination of the Lease or disturb Tenant’s possession or use and enjoyment of the Premises.
     3. ATTORNMENT. In the event of Foreclosure or other conveyance under the Deed of Trust, the Shopping Center shall be conveyed subject to the Lease and this Agreement, and Tenant agrees that it shall attorn to and recognize any purchaser at a foreclosure sale under the

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Deed of Trust, any transferee who acquires the Shopping Center by deed in lieu of foreclosure or any other realization proceeding, and the successors and assigns of such purchasers and transferees (a “Successor Landlord”), as its landlord under the Lease upon the same terms and conditions set forth in the Lease, and, in such event, Successor Landlord shall be bound as landlord under the Lease to Tenant under all the terms, covenants and conditions under the Lease.
     4. PERFORMANCE BY TENANT. In the event that Tenant receives any notice from Lender or any Successor Landlord to pay rent or other sums or render any other performance under the Lease to such Lender or Successor Landlord, Tenant may render performance in accordance with such notice without any duty of inquiry and despite any knowledge or notice to the contrary with the same force and effect as if such payment or performance were rendered to Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment of such rent to Lender or any Successor Landlord in accordance with this Agreement or Lender’s or any Successor Landlord’s notice or instructions from Lender or any Successor Landlord.
     5. SUCCESSOR LANDLORD LIABILITY. In the event of Foreclosure or other conveyance under the Deed of Trust, Tenant shall have the same remedies against Lender or Successor Landlord for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord, provided, however, Lender or any Successor Landlord shall not be:
          (a) liable for any act or omission of any prior landlord (including Landlord) except to the extent such act or omission is continuing at the time Lender or the then-holder of the Deed of Trust acquires title to the Shopping Center and such act or omission adversely affects Tenant’s quiet enjoyment of the Shopping Center or its ability to conduct business as contemplated by the Lease or unless Tenant shall have given notice of such act or omission to the party who was the then-holder of the Deed of Trust (whether or not such holder elected to cure or remedy such act or omission);
          (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent the condition under which such offset or defense arose is continuing at the time Lender or the then-holder of the Deed of Trust acquires title to the Shopping Center and such condition adversely affects Tenant’s quiet enjoyment of the Shopping Center or its ability to conduct business as contemplated by the Lease or unless Tenant shall have given notice of the state of facts or circumstances under which such offset or defense arose to the party who was the then-holder of the Deed of Trust (whether or not such holder elected to cure or remedy such condition) (offsets that are expressly permitted in the Lease shall be excluded from this Paragraph 5[b]);
          (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) except to the extent required otherwise under the Lease;
          (d) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord), unless such deposit is available to the party who was the holder of the Deed of Trust at the time of a Foreclosure or other conveyance under the Deed of Trust; or
          (e) bound by any amendment or modification of the Lease made without the consent of the party who was the holder of the Deed of Trust at the time of such amendment or modification, unless such amendment or modification was subsequently affirmed by an intervening holder (amendments or modifications that are expressly provided for in the Lease

2

shall be excluded from this Paragraph 5[e]). Lender’s consent to any amendment or modification shall not be unreasonably withheld. Failure by Lender to approve or disapprove any proposed amendment or modification within fifteen (15) days after request by Tenant shall be deemed approval of such amendment or modification by Lender.
     6. GOVERNING LAW. The laws of the state in which the Shopping Center is located shall govern the validity, performance and enforcement of this Agreement.
     7. SUCCESSORS AND ASSIGNS. The covenants, terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.
     8. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be served personally, or by certified mail, return receipt requested, or by reputable overnight delivery service (with proof of receipt available) addressed to the parties at the following addresses:

TENANT:	DOVER SADDLERY RETAIL, INC. 525 Great Road Littleton, Massachusetts 01460
LENDER:

     Each party may designate a different address for the receipt of notices by providing written notice thereof to the other party.
     9. ATTORNEYS FEES. If there is any litigation between either of the parties to this Agreement to enforce or interpret any provisions hereof or rights arising hereunder, the losing party in such litigation, as determined by the court, shall pay to the prevailing party, as determined by the court, all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the prevailing party in connection with such litigation, with such attorneys’ fees to be determined by the court sitting without a jury.
[Signatures on Next Page]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___ day of _________, 2007.

LENDER
By:
Its:

TENANT
DOVER SADDLERY RETAIL, INC. a
Massachusetts corporation

By

Date ____________
COMMONWEALTH OF MASSACHUSETTS
_________ ss.
     On this ___ day of, ____________, 2007, before me, the undersigned Notary Public, personally appeared _________, proved to me through satisfactory evidence of identification, in the manner set forth immediately below, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as _________ of _________.

__________	Identification based on at least one current document issued by a federal or state government agency, bearing the photographic image of the face and signature of the individual being acknowledged.

__________
Identification based on the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to me and who personally knows the individual being acknowledged.

__________	Identification based on my personal knowledge of the identity of said principal.

Attach official seal here	Notary Public
My commission expires:

4

STATE OF	)
) ss.
County of	)
     On this ___day of ___, 2007 before me, a notary public, personally appeared         , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
     WITNESS my hand and official seal.

Signature of Notary Public
My Commission Expires: _____________

STATE OF	)
) ss.
COUNTRY OF	)
     On this _________ day of, ____________, 2007 before me, a notary public, personally appeared _________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
     WITNESS my hand and official seal.

Signature of Notary Public
My Commission Expires: ______________________

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EXHIBIT “A”
LEGAL DESCRIPTION OF THE SHOPPING CENTER

6

All that tract or parcel of land lying and being in Land Lots 1110 and 1123 of the 2nd District, 2nd Section, Fulton Country, Georgia, and being more particularly described as follows:
BEGINNING at an iron pin located at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the Northwesterly right-of-way of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distances:
North 87° 29’ 29” West, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123.81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” West, a distance of 149.76 feet to an iron pin;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30” West, a distance of 96.38 feet to an iron pin;
Thence leaving said right-of-way and running North 03° 06’ 55” East a distance of 712.49 feet to an iron pin; thence South 89° 02’ 07” East a distance of 964.78 feet to an iron pin; thence South 03° 40” 26” west a distance of 170.00 feet to an iron pin; thence South 53° 17” 45” East a distance of 220.00 feet to an iron pin; thence south 86° 17’ 45” East a distance of 10.00 feet to an iron pin located on the Northwesterly right-of-way-of cogburn road; thence along said right-of-way-south 03° 42’ 15” West a distance of 310.00 feet to an iron pin located on the Northerly right-of-way of Georgia Highway 9 and the point of Beginning, containing 15.6 acres and designated Tracts I, II AND III, as shown by survey for Ingles Markets, Inc. prepared by Quadra-Tech, Inc. and stamped by wendell by wendell walls, Jr., Georgia Registered Land Surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
AND:
All that tract or parcel of land lying and being in Land lots 1110 and 1123 of the 2nd District, 2nd Districts, 2nd Section, Fulton County, Georgia, and being more perticularly described as follows:
To find the point of Beginning, commence at an iron pin located at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the northwesterly right-of-way of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distance:
North 87° 29’ 29” West, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123.81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” West, a distance of 149.76 feet to an iron pin;;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30” West, a distance of 96.38 feet to an iron pin;
And the POINT OF BEGINNING; from the point of Beginning as thus established, run along the Northerly right-of-way of Georgia Highway 9 south 77° 03’ 30” West a distance of 176.72 feet to an iron pin; thence leaving said right-of-way and running North 02° 48’ 57” East a distance of 509.75 feet to an iron pin; North 03° 40’ 26” East a distance of 245.25 feet to an iron pin; thence South 89° 02’ 07” East a distance of 712.49 feet to an iron pin located on the Northerly right-of-way of Georgia Highway 9 and the point of Beginning, as shown on survey for Ingles Markes, Inc. prepared by Quadra-Tech, Inc. and stamped by wandell walls, Jr., Georgia Registered Land Surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
TOGETHER WITH the easements granted pursuant to that certain Receiprcoal Easement Agreement between Harbin B. Kay, Irene Kay, Forrest Benson, Marie K. Benson, Ingles Markets, Incorporated and Lamer Frezer, Inc., dated October 3, 1985, and recorded in deed book 9750, Page 327, Fulton County, Georgia records, as modified by Amendment to Reciprocol Easment Agreement dated March 31, 1986, and recorded in Deed Book 10032, Page 474, aforesaid records.
EXHIBIT A

EXHIBIT H
MEMORANDUM OF LEASE

RECORDING REQUESTED BY: EUGENE M. MAGIER, ESQ.
AND WHEN RECORDED RETURN TO:
Eugene M. Magier, Esq.
Eugene M. Magier, P.C.
687 Highland Avenue
Suite 1
Needham, MA 02494
MEMORANDUM OF LEASE
THIS MEMORANDUM OF LEASE is made and given this ____ day of December, 2007, by and between STONEWOOD PARTNERS, LLC, a Georgia limited liability company with its primary address at 3801 Parian Ridge Rd, N.W., Atlanta, Georgia 30327 (“Landlord”), and DOVER SADDLERY RETAIL, INC. D/B/A DOVER SADDLERY, a Massachusetts corporation, with its primary address at 525 Great Road, Littleton, Massachusetts 01460 (“Tenant”).
WITNESSETH:
     1. Lease. Landlord leases to Tenant and Tenant leases from Landlord certain retail space (the “Premises”), pursuant to that certain Lease dated December         , 2007 (the “Lease”) which Premises are approximately illustrated on the Site Plan attached as Exhibit “A-1” to the Lease. Capitalized terms used in this Memorandum but not defined shall have the meaning given in the Lease.
     2. Premises. The Premises contains approximately that certain retail space containing approximately Ten Thousand (10,000) square feet of floor leaseable area and is part of the Shopping Center legally described on Exhibit “A” attached hereto and by this reference incorporated herein located at Highway 9 and Cogburn Road, in Fulton County, Alpharetta, Georgia 30004 (the “Shopping Center”).
     3. Legal Description of Shopping Center. That Shopping Center located at Highway 9 and Cogburn Road, in Fulton County, Alpharetta, Georgia 30004 and legally described on Exhibit A attached hereto and incorporated herein, recorded on                                             ____,                        at                                                                 Registry of Deeds, Book ______, Page ____.
     4. Term/Extension Periods. Subject to the terms and conditions of the Lease, the Lease provides for a Lease Term of approximately ten (10) years ending at 11:59 p.m. on the last day of the month immediately following the tenth (10th) anniversary of the “Commencement Date” with options to extend the Lease Tenn for two (2) additional consecutive periods of five (5) years each.
     5. Use of Premises.
     (a) Permitted Use. Tenant shall have the right to use the Premises for the operation of sales and display of saddles and tack; specialized apparel; horse care and stable products; and such merchandise and related products as are sold from time to time in any of Tenant’s other stores or catalogs, or via internet or other electronic commerce or technologies offered by Tenant, and related items as the same are currently operated by Tenant and for no other purpose whatsoever.
     (b) Exclusive Use. Landlord covenants, represents and agrees that Tenant shall be the only tenant in the Shopping Center with the right to sell saddles and tack; specialized apparel; horse care and stable products of any type (“Exclusive Use”) except such Exclusive Use shall not apply to: (i) existing tenants with signed leases in the Shopping Center where the permitted use of such lease at the time of execution hereof permits the sale of saddles and tack; specialized apparel; horse care and stable products.
     (c) Use Restrictions. Landlord represents, covenants and agrees that it shall not sell, operate or lease (or permit to be sold, operated or leased) within any portion of the Shopping Center any of the following uses: (i) a flea market; (ii) a funeral home; (iii) a facility for the sale of paraphernalia for use with illicit drugs; (iv) a facility for the sale or display of pornographic material (as determined by community standards for the area in which the Premises is located); (v) an off-track betting parlor; (vi) a carnival, amusement park, circus, tent sale, pumpkin patch, Christmas tree lot or “farmer’s market”; (vii) a facility for the sale of new or used motor vehicles, trailers or mobile homes; or (viii) a facility for any use which is illegal or dangerous or constitutes a nuisance.
     6. Other terms and conditions pertaining to the Lease are set forth in the Lease, which is incorporated herein by this reference.
     7. This Memorandum may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one in the same agreement.
     8. This Memorandum is a short form for recording purposes only, and is not a complete summary of the Lease, in the event of any inconsistency between the terms of this Memorandum and terms of the Lease, the terms of the Lease shall prevail.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Memorandum as of the day and year first above written.

Signed, sealed and delivered in the presence of:	LANDLORD:	STONEWOOD PARTNERS, LLC a Georgia Limited Liability Company

		By:	/s/ Edward Lee
Unofficial Witness			Edward Lee
Its Managing Member

Notary Public
My Commission Expires:

(notarial seal)

Signed, sealed and delivered in the presence of:	TENANT:	DOVER SADDLERY RETAIL, INC. D/B/A DOVER SADDLERY

		By:	/s/ Stephen L. Day
Unofficial Witness			Stephen L. Day
Its Chairman

Notary Public
My Commission Expires:

(notarial seal)

COMMONWEALTH OF MASSACHUSETTS
                                        , ss.
     On this                      day of December, 2007, before me, the undersigned Notary Public, personally appeared Stephen L. Day, proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Memorandum of Lease.
Identification based on                                                             .

/s/ Lyndell K. Stainbrook
Attach official seal here	Notary Public
My commission expires: Nov 29, 2013

STATE OF GEORGIA
                                        , ss.
     On this                      day of December, 2007, before me, the undersigned Notary Public, personally appeared Edward Lee, proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Memorandum of Lease.
Identification based on                     .

Attach official seal here	Notary Public
My commission expires:

EXHIBIT A TO MEMORANDUM OF LEASE
Legal Description of the Shopping Center

All that tract or parcel of land lying and being in Land Lots 1110 and 1123 Of the 2nd District, 2nd Section, Fulton County, Georgia, and being more particularly described as follows:
BEGINNING at an iron pin located at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the Northwesterly right-of-way of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distances:
North 87° 29’ 29” west, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123,81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” west, a distance of 149.76 feet to an iron pin;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30’ west, a distance of 96.38 feet to an iron pin;
Thence leaving said right-of-way and running North 03° 06’ 55” East a distance of 712.49 feet to an iron pin; thence South 89° 02’ 07” East a distance of 964.78 feet to an iron pin; thence South 03° 40’ 26” West a distance of 170.00 feet to an iron pin; thence South 53° 17’ 45” East, a distance of 220.00 feet to an iron pin; thence South 86° 17’ 45” East a distance of 10.00 feet to an iron pin located on the Northwesterly right-of-way of Cogburn Road; thence along said right-of-way South 03° 42’ 15” West a distance of 310.00 feet to an iron, pin located on the Northerly right-of-way of Georgia Highway 9 and the Point of Beginning, containing 15.6 acres and designated Tracts I, II and III, as shown by survey for Ingles Markets, Inc. prepared by Quadra-Tech, Inc. and stamped by- Wendell Walls, Jr., Georgia Registered Land Surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
AND:
All that tract or parcel of land lying and being in Land Lots 1110 and 1123 of the 2nd District, 2nd Section, Fulton County, Georgia, and being more particulrly described as follows;
To find the point of Beginning, commence at an iron pin, located at the intersection of the Northerly right-of-way of Georgia Highway 9 (80-foot right-of-way) and the Northwesterly right-way-of Cogburn Road (60-foot right-of-way); thence along the Northerly right-of-way of Georgia Highway 9 the following courses and distances:
North 87° 29’ 29” West, a distance of 304.45 feet to a point;
North 89° 23’ 51” West, a distance of 123,81 feet to a point;
South 88° 03’ 29” West, a distance of 135.38 feet to an iron pin;
South 86° 08’ 10” West, a distance of 85.35 feet to a point;
South 83° 40’ 45” West, a distance of 122.32 feet to an iron pin;
South 81° 16’ 10” West, a distance of 149.76 feet to an iron pin;;
South 78° 14’ 50” West, a distance of 150.00 feet to an iron pin;
South 77° 03’ 30” West, a distance of 96.38 feet to an iron pin;
And the POINT OF BEGINNING; from the Point of Beginning as thus established, run along the Northerly right-of-way of Georgia Highway 9 South 77° 03’ 30” West a distance of 176.72 feet to an iron pin; thence leaving said right-of-way and running North 02° 48’ 57” East a distance of 509.75 feet to an iron pin; North, 03° 40’ 26” last a distance of 245.25 feet to an iron pin; thence South 89° 02’ 07” East a distance of 170.22 feet to an iron pin; thence South 03° 06’ 55” West a distance of 712.99 feet to an iron pin located on the Northerly right-of-Way of Georgia Highway 9 and the Point of Beginning, as shown on survey for Ingles Markets, Inc. prepared by Quadra-Tech, Inc. and stamped by Wendell Walls, Jr., Georgia Registered Land Surveyor No. 2176, dated September 24, 1985, last revised October 2, 1985.
TOGETHER WITH the easements granted pursuant to that certain Reciprocal Easement Agreement between Harbin B. Kay, Irene Kay, Forrest Benson, Marie K. Benson, Jngles Markets, Incorporated and Lamar Frezer, inc., dated October 3, 1985, and recorded in Deed Book 9750, page 327, Fulton County, Georgia records, as modified by Amendment to Reciprocal Easement Agreement dated March 31, 1986, and recorded in Deed Book 10032, Page 474, aforesaid records.
EXHIBIT A